UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Under Rule 14a-12
SUPERIOR BANCORP

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant
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SUPERIOR BANCORP
17 North 20th Street
Birmingham, Alabama 35203

March 24, 2008

Dear Stockholder:

On behalf of the Board of Directors and management of Superior Bancorp, we cordially invite you to attend the Annual Meeting of Stockholders to be held at our principal executive offices at 17 North 20th Street, Birmingham, Alabama 35203, on April 23, 2008, at 10:00 a.m. Central Time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting. Regardless of whether you plan to attend, please mark, sign, date and return the enclosed proxy as soon as possible in the envelope provided or vote over the Internet or by telephone. If you attend the Annual Meeting, which we hope you will, you may vote in person even if you have previously mailed a proxy card or voted over the Internet or by telephone.

Sincerely,

C. Stanley Bailey
Chairman and Chief Executive Officer

SUPERIOR BANCORP
17 North 20th Street
Birmingham, Alabama 35203

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 23, 2008

To the Stockholders of Superior Bancorp:

You are hereby notified that the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) of Superior Bancorp, a Delaware corporation, will be held at our principal executive offices at 17 North 20th Street, Birmingham, Alabama 35203, on Wednesday, April 23, 2008, at 10:00 a.m. Central Time, for the following purposes:

1. To elect 15 directors to serve for a term expiring at the 2009 Annual Meeting or until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal.

2. To approve a proposed amendment to Superior Bancorp’s Certificate of Incorporation effecting a 1-for-4 reverse stock split of Superior Bancorp common stock and decreasing the number of authorized shares of common stock following the reverse stock split.

3. To adopt the Superior Bancorp 2008 Incentive Compensation Plan.

4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

All stockholders are cordially invited to attend the Annual Meeting; however, only stockholders of record at the close of business on March 6, 2008, are entitled to notice of and to vote at the Annual Meeting, or any adjournments thereof. Regardless of whether you plan to attend the meeting, please mark, sign, date and return the enclosed proxy in the enclosed prepaid envelope as soon as possible or vote in advance over the Internet or by telephone as instructed in the proxy statement. If you attend the Annual Meeting in person, you may revoke your proxy and vote in person. Attendance at the meeting does not of itself revoke your proxy.

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder, for any purpose relating to the Annual Meeting, during ordinary business hours at Superior Bancorp’s principal executive offices at 17 North 20th Street, Birmingham, Alabama, from April 11, 2008 through April 23, 2008, and the list shall be available for inspection at the Annual Meeting by any stockholder who is present.

By Order of the Board of Directors

William H. Caughran
Secretary

DATED: March 24, 2008

SUPERIOR BANCORP
17 North 20th Street
Birmingham, Alabama 35203

PROXY STATEMENT
For 2008 Annual Meeting of Stockholders
to be Held on April 23, 2008

INTRODUCTION

We are furnishing this Proxy Statement to the holders of Superior Bancorp common stock, par value $.001 per share, in connection with our solicitation of proxies to be used at the 2008 Annual Meeting of Stockholders to be held on Wednesday, April 23, 2008, at 10:00 a.m., Central Time, at our principal executive offices at 17 North 20th Street, Birmingham, Alabama 35203 (the “Annual Meeting”) and any adjournment thereof. The enclosed proxy is solicited on behalf of our Board of Directors. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about March 24, 2008.

On May 18, 2006, Superior Bancorp changed its name from The Banc Corporation. Superior Bancorp’s subsidiary, Superior Bank, had changed its name from The Bank on January 1, 2006. All references in this Proxy Statement to Superior Bancorp and Superior Bank for periods prior to those dates shall be deemed to refer to their respective predecessor organizations.

Stockholders Entitled to Vote

Only stockholders of record at the close of business on March 6, 2008, are entitled to receive notice of and to vote at the Annual Meeting. Our only class of voting stock outstanding is our common stock, par value $.001 per share. As of the close of business on March 6, 2008, the number of shares of common stock outstanding and entitled to vote at the Annual Meeting was 41,535,916. Each share of common stock is entitled to one vote on all matters. There are no cumulative voting rights.

Vote Required

Before any business may be transacted at the Annual Meeting, a quorum must be present. A majority of our outstanding shares of common stock which are entitled to vote at the Annual Meeting, represented in person or by proxy, shall constitute a quorum for the transaction of business. Assuming a quorum is present,

•	The election of directors (Proposal One) requires a plurality of the votes cast. This means that the 15 director nominees receiving the most votes will be elected. Shares not voted, and properly voted proxies to “withhold authority,” will result in a nominee receiving fewer votes, but will not be treated as votes against a nominee.

•	The amendment to the Certificate of Incorporation to effect a reverse stock split and decrease the authorized shares of common stock (Proposal Two) requires approval by the holders of a majority of our issued and outstanding shares of common stock. If you are present in person or represented by proxy at the meeting and you abstain from voting on Proposal Two, your abstention will have the same effect as a vote against the proposal. Your failure to attend the Annual Meeting or to be represented at the meeting by proxy will also have the same effect as a vote against Proposal Two.

•	Adoption of the 2008 Stock Incentive Plan (Proposal Three) requires the affirmative vote of a majority of shares present in person or that are represented by proxy at the Annual Meeting. If you are present in person or represented by proxy at the meeting and you abstain from voting on Proposal Three, your abstention will have the same effect as a vote against the proposal.

Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted as votes cast on any matter. However, with respect to Proposal Two, abstentions and broker non-votes will have the same effect as a vote against the proposal.

How to Vote Your Shares

To vote at the Annual Meeting, you may attend the Annual Meeting and vote your shares in person or you may vote in advance of the Annual Meeting by Internet, telephone or mail as explained below. Even if you plan to attend the Annual Meeting, we urge you to vote in advance. If you own shares in record name, you may cast your advance vote in one of three ways:

•	Vote by Internet: You can choose to vote your shares over the Internet website listed on the enclosed proxy card. This website will give you the opportunity to make your selections and confirm that your instructions have been followed. To take advantage of the convenience of voting on the Internet, you must subscribe to one of the various commercial services that offers access to the Internet. If you vote via the Internet, you do not need to return the proxy card.

•	Vote by Telephone: You can also vote by phone at any time by calling the toll-free number (for residents of the United States) listed on the enclosed proxy card. To vote by telephone, dial the toll-free number and follow the simple recorded instructions. If you vote by telephone, you do not need to return the proxy card.

•	Vote by Mail: If you choose to vote by mail, simply mark the proxy card, and then date, sign, and return it in the postage pre-paid envelope provided.

Stockholders who hold shares beneficially in street name through a nominee (such as a broker) may be able to vote by telephone or the Internet as well as by mail. You should follow the instructions you receive from your nominee to vote these shares.

If instructions are given in any of the three ways listed above and are received by Superior Bancorp before or at the Annual Meeting, and are not revoked, then the shares of common stock represented thereby will be voted as specified. If no specification is made, then shares of common stock represented by the proxy will be voted in accordance with the recommendations of the Board of Directors.

How to Revoke Your Proxy

Sending in a signed proxy card or voting over the Internet or by telephone will not affect your right to attend the Annual Meeting and vote in person. You may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	giving written notice to the Secretary of Superior Bancorp that you wish to revoke your proxy,

•	executing and delivering to the Secretary of Superior Bancorp a later-dated proxy (including by Internet or telephone vote), or

•	attending, giving notice that you wish to revoke your proxy and voting in person at the Annual Meeting.

Solicitation

We will bear the costs of soliciting proxies. We have engaged Georgeson Shareholder Communications, Inc. to aid in the solicitation of proxies, for which we will pay a fee of approximately $12,500 plus reimbursement of expenses. Some of our officers and employees (or those of our subsidiaries) may use their personal efforts to make additional requests for the return of proxies by telephone, mail or otherwise and may receive proxies on our behalf. They will receive no additional compensation for making any solicitations. We expect to reimburse brokers, banks, custodians and other nominees for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of our common stock.

Other Matters

As of the date of this Proxy Statement, the Board of Directors does not know of any matters, other than those set forth in the foregoing Notice of Annual Meeting of Stockholders, that may be brought before the Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxies in accordance with their judgment on such matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, to the best of our knowledge, certain information regarding our beneficial stock ownership as of March 6, 2008, by: (a) each of our current directors, our Chief Executive Officer and our other current executive officers, (b) all current directors and executive officers as a group, and (c) each stockholder known by us, based solely upon a review of filings made with the SEC, to be the beneficial owner of more than 5% of our outstanding common stock. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to all shares shown to be beneficially owned by him. None of the shares are pledged as security for indebtedness unless otherwise indicated.

			Percentage (1)(2)
	Number of Shares of		Of Common
Name	Common Stock		Stock Owned

C. Stanley Bailey	985,640	(3)	2.33%
Roger Barker	63,931	(4)	*
William H. Caughran	19,281	(5)	*
K. Earl Durden	638,296	(6)	1.54%
Rick D. Gardner	418,511	(7)	1.00%
Thomas E. Jernigan, Jr.	268,958	(8)	*
James Mailon Kent, Jr.	427,047	(9)	1.03%
Mark A. Lee	1,525,870	(10)	3.67%
James M. Link	12,403	(11)	*
Peter L. Lowe	86,894		*
John C. Metz	339,657	(12)	*
D. Dewey Mitchell	284,031	(13)	*
Barry Morton	318,334	(14)	*
Robert R. Parrish, Jr.	58,158	(15)	*
Charles W. Roberts, III	57,303		*
C. Marvin Scott	517,666	(16)	1.24%
Mark A. Tarnakow	24,084	(17)	*
James C. White, Sr.	11,824	(18)	*
All executive officers and directors as a group (18 persons)	6,057,888	(19)	14.05%

*	Less than 1%

(1)	Except as otherwise noted herein, percentage is determined on the basis of 41,535,916 shares of Corporation common stock outstanding plus securities deemed outstanding pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under Rule 13d-3, a person is deemed to be a beneficial owner of any security owned by certain family members and any security of which that person has the right to acquire beneficial ownership within 60 days, including, without limitation, shares of common stock subject to currently exercisable options. Unless otherwise indicated, the address of each person is c/o Superior Bancorp, 17 North 20th Street, Birmingham, Alabama 35203.

(2)	Ownership percentage for each named individual is calculated by treating any shares subject to options that are held by the named individual and that are exercisable within the next 60 days as if outstanding, but treating such option shares held by others and treating shares subject to options held by the named individual but not exercisable within 60 days as not outstanding. If ownership of restricted stock is shown, the individual has sole voting power, but no power of disposition.

(3)	Includes 711,970 shares subject to options that are exercisable within 60 days, 1,000 shares held by a trust, of which he disclaims beneficial ownership, and 10,284 shares held for his benefit by employee benefit plans.

(4)	Includes 20,000 shares subject to options that are exercisable within 60 days.

(5)	Includes 89 shares held as co-trustee of a trust, 860 shares held by his spouse, 8,500 shares of restricted stock over which he has voting power but not investment power, and 5,645 shares held for his benefit by employee benefit plans.

(6)	Includes 32,500 shares subject to options that are exercisable within 60 days and 203,534 shares held by a family trust.

(7)	Includes 355,985 shares subject to options that are exercisable within 60 days and 1,327 shares held for his benefit by employee benefit plans.

(8)	Includes 30,000 shares subject to options that are exercisable within 60 days and 217,195 shares held by a trust of which he is the beneficiary.

(9)	Includes 30,000 shares subject to options that are excisable within 60 days.

(10)	Includes 1,525,062 shares held by a limited liability company.

(11)	Includes 5,000 shares subject to options that are exercisable within 60 days.

(12)	Includes 5,789 shares held in his spouse’s IRA.

(13)	Includes 146,315 shares held by a corporation of which he is a controlling shareholder and 14,582 shares held for his benefit by an employee benefit plan.

(14)	Includes 20,000 shares subject to options that are exercisable within 60 days.

(15)	Includes 5,000 shares subject to options that are excisable within 60 days and 47,287 shares held for his benefit by an employee benefit plan.

(16)	Includes 355,985 shares subject to options that are exercisable within 60 days and 8,683 shares held for his benefit by employee benefit plans.

(17)	Includes 6,800 shares of restricted stock over which he has voting power but not investment power and 2,284 shares held for his benefit by an employee benefit plan.

(18)	Includes 5,000 shares subject to options that are exercisable within 60 days.

(19)	Includes 1,571,440 shares subject to options that are exercisable within 60 days.

PROPOSAL NUMBER ONE
ELECTION OF DIRECTORS

Under our Restated Certificate of Incorporation and Bylaws, each member of our Board of Directors stands for election annually. The Board of Directors has recommended the election of the nominees for director identified below, to serve for a term expiring at the 2009 Annual Meeting or until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

The Board of Directors has no reason to believe that any of the persons named will be unable to serve if elected. If any nominee is unable to serve as a director, the enclosed Proxy will be voted for a substitute nominee selected by the Board of Directors. The election of directors requires a plurality of the votes cast by the holders of our common stock. A “plurality” means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. In other words, the 15 director nominees receiving the most votes will be elected. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors.

Nominees for Director

For each nominee’s beneficial ownership of common stock, see “Security Ownership of Certain Beneficial Owners and Management” above. Set forth below is certain additional information regarding each nominee:

Name(1)	Age	Position with Superior Bancorp

C. Stanley Bailey	59	Chairman & Chief Executive Officer; Director
Roger Barker	60	Director
Rick D. Gardner	48	Chief Operating Officer; Director
Thomas E. Jernigan, Jr.	42	Director
James Mailon Kent, Jr.	67	Director
Mark A. Lee	49	Director
James M. Link	65	Director
Peter L. Lowe	69	Director
John C. Metz	68	Director
D. Dewey Mitchell	51	Director
Barry Morton	69	Director
Robert R. Parrish, Jr.	53	Director
Charles W. Roberts, III	54	Director
C. Marvin Scott	58	President; Director
James C. White, Sr.	60	Director

(1)	Directors Barker, Jernigan and White are members of the Audit Committee; Directors Link, Kent and Metz are members of the Compensation Committee; Directors Link and Morton are members of the Nominating and Corporate Governance Committee. Current director K. Earl Durden, who is not standing for re-election at the Annual Meeting, is also a member of the Nominating and Corporate Governance Committee.

C. Stanley Bailey joined Superior Bancorp as Chief Executive Officer and a Director in January 2005. During 2004, he was Chairman and Chief Executive Officer of Silver Acquisition Corp., Overland Park, Kansas. Mr. Bailey was founder, chairman and chief executive officer of Superior Financial Corp., Little Rock, Arkansas, a financial services company, from late 1997 until the sale of the company in late 2003. From 1971 through 1997, he served in various executive management positions with AmSouth Bancorporation, Birmingham, Alabama and Hancock Holding Company, Gulfport, Mississippi, a bank holding company.

Roger Barker has been Senior Vice President and Chief Financial Officer of the Buffalo Rock Company, a distributor and bottler of soft drink products, for over five years. He has been a director of Superior Bancorp since December 2003 and began serving as a director of Superior Bank, in 1998.

Rick D. Gardner joined Superior Bancorp as Chief Operating Officer in January 2005 and was elected as a director in June 2005. During 2004, he was Chief Operating Officer of Silver Acquisition Corp., Overland Park, Kansas. Mr. Gardner was an officer of Superior Financial Corp., Little Rock, Arkansas, from 1998 through late 2003, serving as Chief Administrative Officer and, previously, as Chief Financial Officer. From 1981 through 1998, he served first as an accountant with Grant Thornton and then in various executive management positions with Metmor Financial, Overland Park, Kansas, and First Commercial Mortgage Company, Little Rock, Arkansas.

Thomas E. Jernigan, Jr. has been the President of Marathon Corporation, a privately held investment management company based in Birmingham, Alabama, for over five years. He has been a director of Superior Bancorp since September 1998.

James Mailon Kent, Jr. has been the owner of Mailon Kent Insurance Agency in Birmingham, Alabama for over 20 years. He has been a director of Superior Bancorp since September 1998.

Mark A. Lee has served as President of Forest Hill Capital, LLC, a private investment advisory firm in Little Rock, Arkansas, for the past eight years. Prior to that time, Mr. Lee spent 16 years with Morgan Keegan and Company, Memphis, Tennessee, in various positions. Mr. Lee has been a director of Superior Bancorp since January 2008.

James M. Link, Lieutenant General, U.S. Army (retired), served as President of Teledyne Brown Engineering, Inc., Huntsville, Alabama, a subsidiary of Teledyne Technologies, Inc., from July 2001 until January 2008. He previously served as Senior Vice President, Applied Technology Group, of Science Applications International Corporation, Huntsville, Alabama. He completed his military career as Deputy Commanding General, U.S. Army Materiel Command, from 1998 — 2000. Additionally, he is a director of Dewey Electronics Corporation. General Link has been a director of Superior Bancorp since June 2005.

Peter L. Lowe is the President of G.W. Jones & Sons Real Estate Investment Company, Inc., Huntsville, Alabama. Mr. Lowe has been a director of Superior Bancorp since July 2007.

John C. Metz is the Chairman, and Chief Executive Officer of Metz & Associates, a food service management company located in Dallas, Pennsylvania, which he founded in 1994. Mr. Metz has been a director of Superior Bancorp since July 2007.

D. Dewey Mitchell is a co-owner of Capstone Tropical Holdings, Inc., New Port Richey, Florida, a holding company for a number of real-estate related businesses in the Tampa Bay area. Mr. Mitchell served as a director of Kensington Bankshares, Inc., Tampa, Florida, from its founding until its merger with Superior Bancorp in 2006, at which time he became a director of Superior Bancorp.

Barry Morton is Chairman of The Robins & Morton Group, Birmingham, Alabama, one of the largest contractors in the United States. Before becoming Chairman, he served for 15 years as President of Robins & Morton. He has served for more than five years as a director of Superior Bank, and has been a director of Superior Bancorp since June 2005.

Robert R. Parrish, Jr. is president and owner of Parrish Group, Inc. of Tallahassee, Florida, a holding company for companies involved in real estate development, construction and sales in the Capitol Region of Florida. Mr. Parrish has served in such capacities for Parrish Group and its predecessors for more than 20 years. Mr. Parrish has been a director of Superior Bancorp since November 2005.

Charles W. Roberts, III has been the President of C.W. Roberts Contracting, Inc., a road construction company in Tallahassee, Florida, since 1976. Mr. Roberts has been a director of Superior Bancorp since January 2008.

C. Marvin Scott joined Superior Bancorp as President in January 2005 and was elected as a director in June 2005. During 2004, he was President of Silver Acquisition Corp., Overland Park, Kansas. Mr. Scott served as President and Chief Operating Officer of Superior Financial Corp., Little Rock, Arkansas, from April 1998 through late 2003. From 1971 through 1997, he served in various executive management positions with Crestar, a Richmond, Virginia-based bank holding corporation, AmSouth Bank and Hancock Holding Company. From February 1996 until January 1998, he was Chief Retail Officer and Senior Vice President of Hancock Holding Company, and he was previously Executive Vice President — Consumer Banking at AmSouth Bank.

James C. White, Sr. has served as Managing Partner of Banks, Finley, White & Co., Certified Public Accountants, Birmingham, Alabama, one of the nation’s largest and oldest minority-owned certified public accounting firms, since the firm’s inception in 1973. He has been a director of Superior Bancorp since June 2005, and previously served as a director of Superior Bank.

The Board of Directors unanimously recommends a vote FOR the election of all nominees identified above. The enclosed Proxy will be voted in favor of those nominees unless other instructions are given.

Executive Officers

The following table sets forth certain information about our current executive officers:

Name	Age	Position

C. Stanley Bailey	59	Chief Executive Officer; Director
William H. Caughran	51	General Counsel and Secretary
Rick D. Gardner	48	Chief Operating Officer; Director
C. Marvin Scott	58	President; Director
Mark A. Tarnakow	42	Chief Financial Officer

Information concerning Mr. Bailey, Mr. Gardner and Mr. Scott is set forth above under “Nominees for Director.”

William H. Caughran was named General Counsel of Superior Bancorp in November 2006 upon completion of Superior Bancorp’s acquisition of Community Bancshares, Inc., Blountsville, Alabama. Mr. Caughran became General Counsel of Community Bank in 1998 and Community Bancshares, Inc. in 2002. From 1986 to 1998 Mr. Caughran served as in-house counsel to AmSouth Bank, Birmingham, Alabama.

Mark A. Tarnakow was named Chief Financial Officer of Superior Bancorp in April 2007. Previously, Mr. Tarnakow held various financial management positions at Regions Financial Corporation and its predecessors, Birmingham, Alabama, from 2002 to 2007, serving most recently as the Regional Financial Officer of the Midwest Banking Group. From 1992 to 2002 Mr. Tarnakow was employed in various financial management positions for entities affiliated with Banc One Corporation, Columbus, Ohio. Mr. Tarnakow is a Certified Public Accountant.

Certain Information Concerning the Board of Directors and its Committees

The Board of Directors held a total of seven meetings and acted by unanimous written consent three times during 2007. During 2007, each of the directors attended at least 75% of the aggregate of (i) the total number of Board of Directors meetings and (ii) the total number of meetings held by all Board committees of Superior Bancorp and Superior Bank on which he served during the period for which he was serving as a director or committee member. The Board of Directors has determined that the following 13 directors are “independent directors” under Rule 4200 of the NASDAQ Stock Market Marketplace Rules : Messrs. Barker, Durden, Jernigan, Kent, Lee, Link, Lowe, Metz, Mitchell, Morton, Parrish, Roberts and White. Our non-employee directors periodically meet in executive session without the management directors. There is no policy requiring the directors to attend meetings of stockholders. Four of the 15 members of the Board of Directors at that time attended the 2007 Annual Meeting.

The Board of Directors currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee.  The Audit Committee is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements. Among other things, the Audit Committee is responsible for the appointment, retention, compensation and oversight of our independent registered public accounting firm, reviews significant audit and accounting policies and practices, meets with our independent registered public accounting firm concerning, among other things, the scope of audits and reports, approves the provision of services by our independent registered public accounting firm and reviews the performance of overall accounting and financial controls. The Audit Committee currently comprises Messrs. Barker (Chair), Jernigan and White. During 2007, there were nine meetings of the Audit Committee. See “Report of the Audit Committee.”

Each of the members of the Audit Committee is an independent director, as defined under NASDAQ Rule 4200, and meets the standards required by Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. The Board of Directors has determined that each of Mr. Barker and Mr. White qualifies as an “audit committee financial expert,” under the Rules of the Securities and Exchange Commission. In 2007, the Board of Directors revised the Audit Committee Charter, a copy of which is available on our website at www.superiorbank.com.

Compensation Committee.  The Compensation Committee is responsible for reviewing the performance of all of our officers and recommending to the Board of Directors annual salary and bonus amounts for them. The Compensation Committee also administers the Third Amended and Restated 1998 Incentive Stock Plan of The Banc Corporation and the Commerce Bank of Alabama Stock Option Plan. The Compensation Committee currently comprises Messrs. Link (Chair), Kent and Metz, all of whom are independent directors as defined under NASDAQ Rule 4200. During 2007, the Compensation Committee held four meetings. The Compensation Committee operates under a written charter revised in 2007 which is available on our website at www.superiorbank.com. See “Executive Compensation and Other Information — Compensation Discussion and Analysis — Compensation Committee Report on Executive Compensation.”

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee recommends to the Board of Directors and evaluates potential candidates to serve as directors of Superior Bancorp. The Nominating and Corporate Governance Committee was established in March 2004 as the Nominating Committee and consists of Messrs. K. Earl Durden (Chair), who is not standing for re-election at the Annual Meeting, Link and Morton. Each of the voting members of the Nominating Committee is an independent director, as defined under NASDAQ Rule 4200. The Nominating and Corporate Governance Committee met three times during 2007.

The Nominating and Corporate Governance Committee has a written charter, revised in 2007, which is available on our website at www.superiorbank.com. The Committee is charged with developing and recommending criteria to be considered in identifying and evaluating potential candidates to serve as directors of Superior Bancorp as well as establishing policies and procedures for identifying, recruiting, interviewing and recommending to the Board qualified candidates to serve as directors. The Committee is also responsible for developing and recommending to the Board criteria to be used in reviewing and evaluating candidates recommended by shareholders of Superior Bancorp and is responsible for reviewing and evaluating such candidates and making recommendations to the Board.

In evaluating and recommending director nominees, the Committee does not rely on a fixed set of qualifications, but instead attempts to identify nominees with (i) a broad range of business experience consistent with Superior Bancorp’s strategic focus and its stockholder interests, (ii) the ability to dedicate the time and resources necessary for service on the Board of Directors, and (iii) familiarity with the primary geographic markets served by Superior Bancorp. In addition, the Committee is charged with ensuring that at least a majority of our directors satisfy the director independence requirements imposed by the NASDAQ Marketplace Rules. In evaluating director nominees, including incumbent directors and any nominees recommended by stockholders, the Committee considers a nominee’s business experience and skills, character, judgment, leadership experience, familiarity with community banking issues, knowledge of our geographic markets and relevant issues therein, and such other criteria as the Committee may deem relevant and appropriate based on the composition of the Board of Directors and the strategic goals of Superior Bancorp at the time in question.

The Committee will consider recommendations for director nominees submitted by stockholders. In order for the Committee to evaluate the nominees properly, such nominations should be received by the Committee no later than 60 days prior to the meeting at which the election is to be held and should shall set forth (a) as to each person the stockholder proposes to nominate for election or re-election as a director (i) the person’s name, age, business address, and residence address, (ii) the person’s principal occupation or employment, (iii) the class and number of shares of Superior Bancorp capital stock that the person beneficially owns and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class or series and number of shares of capital stock of Superior Bancorp that are owned beneficially or of record by the stockholder, (iii) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in such notice, and (v) any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The stockholder should also send to the Committee a written consent of each person proposed to be named as a nominee and to serve as a director, if elected. We may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a director. Stockholders wishing to recommend potential director nominees should write to the Committee in care of William H. Caughran, Secretary, Superior Bancorp., 17 North 20th Street, Birmingham, Alabama 35203.

Stockholder Communications with the Board

The Board of Directors provides a process for stockholders to send communications to the Board of Directors. Stockholders may send written communications to the Board of Directors addressed to the Board of Directors (or to an individual director), Attention: Secretary, Superior Bancorp., 17 North 20th Street, Birmingham, Alabama 35203. All communications will be compiled by the Secretary and submitted to the Board of Directors or the individual directors.

Director Compensation

The following table presents information concerning the compensation paid to non-employee directors of Superior Bancorp during 2007:

Director Compensation

					Change in
					Pension
					Value and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation		All Other
	in Cash	Awards	Awards	Compensation	Earnings		Compensation	Total
Name	($)	($)	($)(1)	($)	($)		($)	($)

Roger Barker	—	$31,000	—	—	—		—	$31,000
Glynn C. Debter(3)	—	$9,500	—	—	—		—	$9,500
K. Earl Durden	—	$26,500	—	—	—		—	$26,500
Roy B. Jackson(3)	—	$9,500	—	—	—		—	$9,500
Thomas E. Jernigan, Jr.	—	$22,500	—	—	—		—	$22,500
James Mailon Kent, Jr.	—	$25,500	—	—	$7,767	(2)	—	$33,267
James M. Link	—	$28,000	—	—	—		—	$28,000
Peter L. Lowe	—	$7,500	$2,590	—	—		—	$10,090
John C. Metz	$1,500	$7,500	$2,590	—	—		—	$11,590
D. Dewey Mitchell	—	$22,500	$8,760	—	—		—	$31,260
Barry Morton	—	$23,000	—	—	—		—	$23,000
Robert R. Parrish, Jr.	—	$25,500	—	—	—		—	$25,500
Michael E. Stephens(3)	—	$6,500	—	—	—		—	$6,500
James C. White, Sr.	—	$27,500	—	—	—		—	$27,500

(1)	Amounts in this column are the amounts recognized by Superior Bancorp in its financial statements as expenses for 2007 in connection with stock options granted in 2007 or prior years. Mr. Lowe and Mr. Metz were each granted options in 2007, and Mr. Mitchell was granted options in 2006, to purchase 5,000 shares of Superior Bancorp common stock . The grant date fair value of the option awards to Mr. Lowe, Mr. Metz, and Mr. Mitchell were $17,084, $17,084 and $19,575, respectively.

(2)	Represents the portion of the earnings on Mr. Kent’s deferred compensation which were paid at a rate in excess of 120% of the average federal long-term rate with monthly compounding during 2007.

(3)	Messrs. Debter, Jackson and Stephens retired during 2007.

Non-employee directors receive an annual retainer of $10,000, payable in quarterly installments, meeting fees of $1,500 per Board meeting, and committee meeting fees of $1,500 per meeting for committee chairs and $1,000 per meeting for committee members, and have the option of receiving such retainer and fees in cash or common stock. All directors have elected to receive their compensation in common stock.

Prior Deferred Compensation Agreements.  The following directors entered into Deferred Compensation Agreements with us originally effective as of September 1, 1999: Messrs. Durden, Jernigan, Kent and Stephens. Messrs. Kent and Jernigan also entered into Deferred Compensation Agreements with Superior Bank, and Mr. Morton had a Deferred Compensation Agreement with Superior Bank only. These agreements provided that we would establish and fund investments in a Deferral Account for the director as provided in the agreements. Upon termination of a director’s service other than by reason of death or following a change in control, the agreements obligated us to pay the director within 60 days of termination the amount equal to the Deferral Account Balance. The agreements further provided that, if the director were terminated following a change in control, we must pay the director the primary and secondary benefits. The primary benefit is the Deferral Account balance at the end of the plan year immediately preceding the director’s termination of service, which is payable to the director in ten equal annual installments. The secondary benefit is the amount equal to the growth in the Deferral Account and must be paid within 60 days of the end of each plan year. All of the affected directors other than Mr. Kent agreed, effective July 31, 2005, to terminate their Deferred Compensation Agreements and accept shares of our common stock having a value equal to their Deferral Account balances in full satisfaction of our obligations under their Deferred Compensation Agreements. Mr. Kent, who was fully vested in his benefits under his Deferred Compensation Agreements, agreed to the termination of such agreements effective January 1, 2006 in exchange for our agreement to fund a new deferred compensation arrangement for him in the amount of $154,547, representing the then-current present value of amounts that would have been paid to him under his Deferred Compensation Agreements. Under this new arrangement, such amount is deemed to be invested in specified benchmark funds or indices, and Mr. Kent is entitled to receive benefits based upon the value of his deemed investment account after giving effect to deemed investment gains and losses on the account. Mr. Kent may elect to receive such benefits in five or ten annual installments or in a lump sum beginning in 2011 or 2016, at his election, subject to earlier termination of the arrangement.

Code of Ethics

We have adopted a code of ethics that applies to all of our employees, including our principal executive, financial and accounting officers. A copy of our code of ethics is available on our website, www.superiorbank.com. We intend to disclose information about any amendments to, or waivers from, our code of ethics that are required to be disclosed under applicable Securities and Exchange Commission regulations by providing appropriate information on our website. If at any time our code of ethics is not available on our website, we will provide a copy of it free of charge upon written request.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish Superior Bancorp with copies of all Section 16(a) forms that they file. Based on a review of the copies of the forms furnished to us, or written representations that no reports on Form 5 were required, we believe that during 2007, all of our officers, directors and greater-than-10% beneficial owners complied with all applicable filing requirements except as set forth in the following paragraph.

Mr. Morton filed a late Form 4 in May 2007 reporting an open market purchase of 4,600 shares of Superior Bancorp common stock.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our compensation program for (a) our principal executive officer, (b) our principal financial officer, and (c) the three other most highly compensated executive officers of Superior Bancorp during the year ended December 31, 2007. These executive officers are referred to collectively as the “named executive officers.” For a summary of the amount of compensation paid to the named executive officers in 2007, please see “Summary of Cash and Certain Other Compensation” below.

Compensation Philosophy and Policies for Executive Officers

Superior Bancorp’s Board of Directors has established a Compensation Committee which is responsible for determining the compensation of all officers, including the named executive officers. See “Certain Information Concerning the Board of Directors and its Committees.” The Compensation Committee’s objective is to compete effectively for the services of qualified officers and key employees, to give those employees appropriate incentive to pursue the maximization of long-term stockholder value, and to recognize those employees’ success in achieving both qualitative and quantitative goals for the benefit of Superior Bancorp.

The Compensation Committee believes that executives of Superior Bancorp should be rewarded based upon their success in meeting certain operational goals, improving earnings and generating returns for stockholders. The Compensation Committee strives to establish levels of compensation that take these factors into account and provide appropriate recognition for past achievement and incentive for future success. The Compensation Committee recognizes that the market for executives with expertise and experience in the banking industry is highly competitive. In order to attract and retain qualified executives, the Compensation Committee believes that Superior Bancorp must offer compensation at competitive levels. In addition, the Compensation Committee believes that Superior Bancorp’s stock incentive plans offer its executives meaningful equity participation in Superior Bancorp’s common stock. The Compensation Committee feels that the combination of cash compensation and equity participation will be effective in stimulating Superior Bancorp’s executives to meet both long-term and short-term goals.

The role of management in determining executive compensation is limited to gathering information for the Compensation Committee. For example, compensation data regarding selected peer companies is compiled by management. See “Benchmarking.” The Compensation Committee receives the information from management and then determines how it will utilize such information in the committee’s decision-making process. The Compensation Committee does not delegate to any other committee or individual its authority to determine the compensation of the executive officers of Superior Bancorp.

Benchmarking

To assist the Compensation Committee in determining competitive levels of compensation, the Committee reviews external compensation studies as well as compensation data for selected positions compiled internally from proxy statements for selected peer companies. The most recent peer group was composed of the following financial institutions: Alabama National Bancorporation (Birmingham, AL), Bank of the Ozarks, Inc. (Little Rock, AR), BancTrust Financial Group, Inc. (Mobile, AL), Fidelity Southern Corporation (Atlanta, GA), Hancock Holding Company (Gulfport, MS), IberiaBank Corporation (Lafayette, LA), Seacoast Banking Corporation of Florida (Stuart, FL), Simmons First National Corporation (Pine Bluff, AR), and United Community Banks, Inc. (Blairsville, GA). Although the Compensation Committee does not maintain a formal record of, and has not established fixed targets for, where its compensation stands with respect to the peer companies, the Compensation Committee’s goal is for the compensation package provided to a Superior Bancorp officer to be comparable to, and consequently competitive with, the compensation provided by the peer companies for a similarly situated position.

Elements of Compensation

There are three primary components of Superior Bancorp’s executive compensation program: base salary, short-term incentive compensation and long-term incentive compensation. The Compensation Committee has not established a specific targeted mix of compensation between base salary and short-term and long-term incentives. Short-term incentives are based upon percentages of base salary and long-term incentives are determined based upon a targeted pool of equity. In addition to these primary forms of compensation, Superior Bancorp provides certain perquisites to its executive officers and maintains qualified retirement plans in which its executive officers participate.

Base Salary:  The Compensation Committee endeavors to establish base salary levels for executives that are consistent and competitive with those provided for similarly situated executives of other publicly held financial institutions of similar size and in similar geographic markets, taking into account each executive’s areas and level of responsibility. As noted above, the Committee utilizes data for peer companies in making its determination. For 2007 the Committee determined that the salary of Mr. Bailey would increase from $400,000 to $450,000, the salary of Mr. Scott would increase from $300,000 to $350,000, and the salary of Mr. Gardner would increase from $250,000 to $300,000 due to their contributions to Superior Bancorp and in recognition of the fact that none of these individuals received a salary increase for 2006. Mr. Tarnakow joined Superior Bancorp in April of 2007 at an annual base salary of $200,000. Mr. Caughran joined Superior Bancorp in November 2006, and his annual base salary of $165,000 was not changed for 2007. The salary of Mr. Gossett, who served as the principal financial officer for part of 2007, was increased from $140,770 for 2006 to $146,289 for 2007.

Short-Term Incentive Compensation:  The Compensation Committee has approved a Management Incentive Plan, which is intended to recognize and reward senior officers of Superior Bancorp and its subsidiaries and affiliates who have contributed to the enhancement of stockholder value through the achievement of corporate and personal performance goals during each plan year. Under the terms of the Management Incentive Plan, the Compensation Committee approves those officers selected to participate in the plan based upon the recommendation of the Chief Executive Officer. Participants are notified by February 15 of each plan year of their eligibility to participate in the plan for such year. For each year, the Compensation Committee will establish corporate financial and operational performance goals, and participants will jointly establish with their respective supervisors individual performance goals. Participants will be assigned to specific potential award levels ranging from 15% to 50% of their respective base salaries, and will be eligible to earn up to 125% of their potential award levels depending upon corporate performance. Awards will be made in a lump sum distribution by March 15 of the year following the plan year. The Compensation Committee has discretion to increase the earned award payment or award a discretionary payment in lieu of the award payment. The Compensation Committee did not exercise this discretion with respect to any of the named executive officers for 2007. The Compensation Committee makes a determination of awards based on the information available to it at the time. The Compensation Committee has no policy to adjust or recover awards or payments if the relevant company performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. The Compensation Committee believes that the decision of whether a recovery is appropriate depends upon the facts and circumstances surrounding the restatement or adjustment.

For 2007 the corporate performance goals consisted of five components: (1) net operating earnings for the year, weighted at 30%; (2) year-over-year growth in core deposits, weighted at 20%; (3) year-over-year loan growth, weighted at 20%; (4) the level of non-performing assets and net charge-offs at year end, weighted at 20%; and (5) the regulatory ratings assigned to Superior Bank, weighted at 10%. The individual goals for each of Mr. Bailey, Mr. Scott and Mr. Gardner for 2007 were identical to the corporate goals because each of these officers has responsibility for the performance of the entire company. The potential award level for each of Mr. Bailey, Mr. Scott, and Mr. Gardner was 50% of their respective base salaries as provided in their respective employment agreements with Superior Bancorp. See “Employment Agreements.” The Compensation Committee determined that Mr. Bailey, Mr. Scott and Mr. Gardner were entitled to payouts for 2007 of $108,000, $84,000, and $72,000, respectively, representing 24% of their respective base salaries. The potential award level of each of Mr. Tarnakow and Mr. Caughran was 40% of their respective base salaries. The Compensation Committee determined that Mr. Tarnakow and Mr. Caughran were entitled to payouts of $31,569 and $39,600, respectively, representing 24% of their respective base salaries. The potential award level of Mr. Gossett was 20% of his base salary, and the Compensation Committee determined that Mr. Gossett was entitled to a payout of $9,700, representing 7% of his base salary. In lieu of cash payments, Superior Bancorp granted to Mr. Tarnakow and Mr. Caughran restricted stock valued at the closing price of Superior Bancorp common stock on the date of the award. The restricted stock vests over a two-year period.

Long-Term Incentive Compensation:  In addition to cash incentive compensation, Superior Bancorp utilizes equity-based compensation in the form of stock options to encourage its executives to meet operational goals and maximize long-term stockholder value. Because the value of stock options granted to an executive is directly related to Superior Bancorp’s success in enhancing its market value over time, the Compensation Committee believes that its stock option programs are effective in aligning the interests of management and stockholders.

Except for stock options granted to new employees as a condition of their employment, the Compensation Committee generally considers grants annually at its July meeting. The Compensation Committee establishes a target for its annual stock option grants. The amount of options for each individual is determined taking into account an executive’s current responsibilities and historical performance, as well as the executive’s contribution to Superior Bancorp’s results of operations. In evaluating award grants, the Compensation Committee considers prior grants and shares currently held, as well as the recipient’s success in meeting operational goals and the recipient’s level of responsibility. However, no fixed formula is utilized to determine particular grants. The Compensation Committee believes that the opportunity to acquire a significant equity interest in Superior Bancorp will be a strong motivation for the executives to pursue the long-term interests of Superior Bancorp and will promote longevity and retention of key executives. In 2007 the Compensation Committee granted the following options to purchase Superior Bancorp stock to its named executive officers: 50,000 shares to Mr. Tarnakow; 10,000 shares Mr. Caughran; and 3,000 shares to Mr. Gossett. No grants were made to Mr. Bailey, Mr. Scott or Mr. Gardner in 2007 in light of the grants which were made to each individual during 2005 as part of the inducement of each of these individuals to join the management team of Superior Bancorp. See “Employment Agreements.”

Superior Bancorp encourages its executives to participate in the equity ownership of the company and seeks to facilitate this ownership through its long-term incentive program. However, Superior Bancorp has not established any security ownership requirements or guidelines for its executives.

Retirement Plans:

The retirement plans maintained by Superior Bancorp are tax-qualified plans in which named executive officers participate on the same terms as other full-time employees of Superior Bancorp. The company maintains a 401(k) plan pursuant to which it matches 100% of the first 3% and 50% of the next 2% of compensation contributed to the plan by the employee. During most of 2007 Superior Bancorp maintained two employee stock ownership plans (“ESOPs”), one of which it acquired as a result of its merger with Community Bancshares, Inc. in 2006. Contributions to the ESOPs are determined by the board of directors, but must be in an amount sufficient to enable the ESOPs to service their debt. Superior Bancorp’s contributions to the 401(k) plan and ESOPs for the benefit of the named executive officers are included in the “All Other Compensation” column of the Summary Compensation Table below. Superior Bancorp terminated one of its ESOPs on August 31, 2007. Each of the named executive officers who participated in the terminated ESOP elected to have his Superior Bancorp common stock transferred from the terminated plan directly to the Superior stock fund of the 401(k) plan.

Superior Bancorp also maintains a defined benefit pension plan which it acquired as a result of the merger with Community Bancshares, Inc. The pension plan has been frozen since December 31, 2003 so that no additional benefits are accruing under the plan. Superior Bancorp is required to make contributions in the plan in an amount sufficient to satisfy the minimum funding requirements of the Employee Retirement Income Security Act of 1974, as amended. Mr. Caughran is the only named executive officer with an accrued benefit under the pension plan. See “Pension Benefits.”

Perquisites and Other Benefits:

Pursuant to the terms of their employment agreements, Mr. Bailey, Mr. Scott and Mr. Gardner each receive certain perquisites or other benefits, including use of an automobile, club memberships and life insurance in excess of that provided under the company’s group term life insurance plan. The Compensation Committee believes that all of these benefits are appropriate considering the level of responsibility of these officers. See “Summary Compensation Table — All Other Compensation.”

Tax and Accounting Considerations

The Omnibus Budget Reconciliation Act of 1993 contains a provision under which a publicly traded corporation is sometimes precluded from taking a federal income tax deduction for compensation in excess of $1,000,000 that is paid to the chief executive officer and the four other most highly-compensated executives of a corporation during its tax year. Compensation in excess of $1,000,000 continues to be deductible if that compensation is “performance based” within the meaning of that term under Section 162(m) of the Internal Revenue Code. The Compensation Committee is aware of the potential effects of the Code. The Committee has chosen not to distort its methodology and application of the factors it believes pertinent so as to ensure that all executive compensation is deductible under Section 162(m). While the Compensation Committee intends that Superior Bancorp’s compensation plans will meet, to the extent practical, the prerequisites for deductibility under Section 162(m), if it develops that a portion of the compensation of one or more executive officers is not deductible under Section 162(m), then the Compensation Committee expects that Superior Bancorp would honor its obligations to the executive officers under the compensation arrangements approved by the Compensation Committee.

We account for all compensation paid in accordance with generally accepted accounting principles. The accounting treatment has generally not affected the form of compensation paid to the named executive officers.

Use of Contractual Arrangements

The Compensation Committee considers contractual arrangements to be an effective method of attracting and retaining the services of executives in critical positions. The terms of the company’s agreements are summarized under “Employment Agreements” and “Potential Payouts Upon Termination of Employment or Change in Control of Superior Bancorp.”

Compensation Committee Report (

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based upon this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The foregoing report is submitted by the following directors of Superior Bancorp, comprising all of the members of the Compensation Committee of the Board of Directors as of December 31, 2007.

James M. Link, Chairman
James Mailon Kent, Jr.
John C. Metz

(1) The information under this caption is not “soliciting material” or material “filed” with the SEC, except (a) as otherwise required by the rules of the SEC or (b) as we may specifically so request or specifically incorporate it by reference in a filing with the SEC.

Summary of Cash and Certain Other Compensation

The following table presents certain information concerning compensation paid or accrued for services rendered to Superior Bancorp in all capacities during the year ended December 31, 2007, for the named executive officers.

Summary Compensation Table

							Change in
							Pension
						Non-Equity	Value and
						Incentive	Nonqualified
				Stock	Option	Plan	Deferred		All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation		Compensation	Total
Position Held	Year	($)	($)	($)	($)(1)	($)	($)		($)(2)	($)

C. Stanley Bailey	2007	$450,000	—	—	—	$108,000	—		$33,693	$591,693
Chairman and CEO	2006	$400,000	—	—	—	$190,000	—		$31,505	$621,505
C. Marvin Scott	2007	$350,000	—	—	—	$84,000	—		$35,209	$469,209
President	2006	$300,000	—	—	—	$144,000	—		$57,977	$501,977
Rick D. Gardner	2007	$300,000	—	—	—	$72,000	—		$22,219	$394,219
Chief Operating Officer	2006	$250,000	—	—	—	$120,000	—		$25,762	$395,762
Mark Tarnakow	2007	$131,539	—	—	$25,895	—	—		$8,043	$165,477
Chief Financial Officer	2006	—	—	—	—	—	—		—	—
William Caughran	2007	$165,000	$215,099	—	$5,180	—	$3,480	(3)	$5,807	$394,566
General Counsel	2006	$165,000	—	—	—	—	$681	(3)	$13,678	$179,359
James C. Gossett	2007	$146,289	—	—	$1,555	$9,700	—		$8,059	$165,603
Finance Director —	2006	$140,770	—	—	$3,450	$21,000	—		$10,613	$175,833
External Reporting(4)

(1)	Amounts in this column are the amounts recognized by Superior Bancorp in its financial statements as expense for the year shown in connection with outstanding stock options granted during that year or prior years. Mr. Tarnakow, Mr. Caughran, and Mr. Gossett were granted options to purchase 50,000, 10,000, and 3,000 shares, respectively, of Superior Bancorp common stock in 2007. Mr. Gossett was granted options to purchase 5,000 shares of Superior Bancorp common stock in 2006. See “Grant of Plan-Based Awards.”

(2)	Represents the following expenses paid or reimbursed by Superior Bancorp for executive officers in 2007: Mr. Bailey — country club expenses of $3,765; automobile expenses of $15,250; life insurance premiums of $3,016; reimbursement of $397 related to the payment of taxes, and company contributions of approximately $11,265 to the company’s defined contribution retirement plans; Mr. Scott — country club expenses of $5,736; automobile expenses of $14,750; life insurance premiums of $2,773; reimbursement of $685 related to the payment of taxes, and company contributions of approximately $11,265 to the company’s defined contribution retirement plans ; Mr. Gardner — automobile expenses of $9,750; life insurance premiums of $1,025; reimbursement of $179 related to the payment of taxes; and company contributions of approximately $11,265 to the company’s defined contribution retirement plans; Mr. Tarnakow — automobile expenses of $3,923 and company contributions of $4,120 to the company’s defined contribution retirement plans; Mr. Caughran — company contributions of approximately $5,807 to the company’s defined contribution retirement plans; and Mr. Gossett — company contributions of approximately $8,059 to the company’s defined contribution retirement plans. Amounts shown as company contributions to defined contribution retirement plans are estimates since plan allocations for 2007 have not been finalized. Represents the following expenses paid or reimbursed by Superior Bancorp for executive officers in 2006: Mr. Bailey — country club expenses of $1,500; automobile expenses of $9,250; life insurance premiums of $2,262; reimbursement of $311 related to the payment of taxes, and company contributions of $18,182 to the company’s defined contribution retirement plans; Mr. Scott — country club expenses of $5,088; automobile expenses of $14,750; life insurance premiums of $2,773; relocation expenses of $10,145; reimbursement of $8,157 related to the payment of taxes, and company contributions of $17,064 to the company’s defined contribution retirement plans ; Mr. Gardner — automobile expenses of $9,250; life insurance premiums of $1,025; reimbursement of $205 related to the payment of taxes; and company contributions of $15,282 to the company’s defined contribution retirement plans; Mr. Caughran — automobile expenses of $5,539 and company contributions of $8,139 to the company’s defined contribution retirement plans; and Mr. Gossett — company contributions of $10,613 to the company’s defined contribution retirement plans.

(3)	Represents the net change in the actuarial value of Mr. Caughran’s accumulated benefit under the Community Bancshares, Inc. Revised Pension Plan for the years indicated.

(4)	Mr. Gossett served as the principal financial officer of Superior Bancorp through May 9, 2007.

Grants of Plan-Based Awards

The following table contains information concerning compensation granted to the named executive officers during 2007 pursuant to incentive compensation plans of Superior Bancorp.

Grants of Plan-Based Awards

								All Other	All Other
								Stock Awards:	Option Awards:
								Number of	Number of	Exercise or	Grant Date
		Estimated Future Payouts Under Non-Equity Incentive			Estimated Future Payouts			Shares of	Securities	Base Price	Fair Value
		Plan Awards			Under Equity Incentive Plan Awards			Stock or	Underlying’	of Option	of Stock
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	and Option
Name	Date	($)	($)(1)	($)	(#)	(#)(2)	(#)	(#)	(#)	($/Sh)	Awards

C. Stanley Bailey	1/23/07	N/A	$225,000	N/A	—	—	—	—	—	—	—
C. Marvin Scott	1/23/07	N/A	$175,000	N/A	—	—	—	—	—	—	—
Rick D. Gardner	1/23/07	N/A	$150,000	N/A	—	—	—	—	—	—	—
Mark Tarnakow	4/30/07				N/A	50,000	N/A	—	—	$9.99	$170,843
	7/17/07		$80,000
William Caughran	1/23/07				N/A	10,000	N/A	—	—	$9.99	$34,169
	7/17/07		$66,000
James C. Gossett	1/23/07				N/A	3,000	N/A	—	—	$9.99	$10,251
	7/17/07		$28,154

(1)	Amounts represent target awards under the Management Incentive Compensation Plan, which equal a specified percentage of base salary. The plan does not have threshold or maximum amounts. Plan awards of up to 125% of target could be paid for extraordinary performance and amounts significantly below target could be awarded for less than adequate performance. Actual cash payments made in 2008 for 2007 are shown in the summary compensation table and are below the targets. Awards of restricted stock made in 2008 in lieu of cash payments and a discussion of performance targets are disclosed in the Compensation Discussion and Analysis above.

(2)	The number of shares of Superior Bancorp common stock which may be acquired pursuant to the exercise of stock options granted during 2007.

Employment Agreements

C. Stanley Bailey.  Mr. Bailey and Superior Bancorp have entered into an Employment Agreement, dated January 24, 2005, under which Superior Bancorp has agreed to employ Mr. Bailey as Chief Executive Officer of Superior Bancorp and Superior Bank for a term originally scheduled to expire January 31, 2008. The Employment Agreement automatically renews for successive one-year extensions on each anniversary of the commencement of the term unless either party gives the other 30 days’ prior written notice of nonrenewal. Under the Employment Agreement, Mr. Bailey is entitled to an initial base salary at the annual rate of $400,000 per year and to an annual target bonus of 50% of his base salary, subject to the achievement of agreed-upon performance goals. Mr. Bailey is also entitled to participate in other bonus or long-term incentive plans applicable to similarly situated executive officers, and to participate in such insurance, medical and other employee benefit plans as may be provided to such executive officers. Superior Bancorp is also required to provide Mr. Bailey with certain other benefits, including a term life insurance policy in the amount of at least $1 million, an automobile and customary automobile-related benefits, and initiation fees, dues and assessments for approved club memberships, and to pay certain relocation expenses. The agreement restricts Mr. Bailey’s ability to engage in various activities competitive with Superior Bancorp’s business during the terms of his employment and for one year after Mr. Bailey ceases to be employed by Superior Bancorp. The agreement obligates Superior Bancorp to appoint Mr. Bailey to the Board of Directors of Superior Bancorp, and further provides that Mr. Bailey will be Chairman of the Board.

C. Marvin Scott and Rick D. Gardner.  Mr. Scott and Mr. Gardner have entered into employment agreements with Superior Bancorp and the Bank providing for terms substantially identical to those described above with respect to Mr. Bailey, except that (a) Mr. Scott’s initial annual base salary is $300,000 and Mr. Gardner’s initial annual base salary is $250,000; (b) Superior Bancorp is obligated to provide term life insurance policies to Mr. Scott in the amount of $750,000 and to Mr. Gardner in the amount of $600,000; and (c) each of Mr. Scott and Mr. Gardner was required to be appointed as a director of Superior Bancorp effective on or before December 31, 2005, if then permitted by the NASDAQ Stock Market Marketplace Rules, or, if not so permitted on or before December 31, 2005, then as soon thereafter as is permitted by the NASDAQ Stock Market Marketplace Rules. Both Mr. Scott and Mr. Gardner were elected as directors at the 2005 Annual Meeting of Stockholders and continue to serve in such capacity.

Stock Option Grants to Messrs. Bailey, Scott and Gardner.  Under their respective employment agreements, Superior Bancorp is obligated to grant, and has granted as of January 24, 2005, options to acquire 711,970 shares of common stock to Mr. Bailey, 355,985 shares to Mr. Scott, and 355,985 shares to Mr. Gardner, each at an exercise price of $8.17 per share, the market price on the date of grant. Such options have a ten-year term. Such options were originally scheduled to vest and become exercisable as follows:

•	50% on April 24, 2005;

•	20% on the later of (x) the date on which the average closing price per share of Superior Bancorp common stock over a 15-consecutive-trading-day period (the “Market Value price”) is at least $10 but less than $12, and (y) June 29, 2005 (the “Alternate Vesting Date”);

•	15% on the later of (x) the date on which the Market Value price is at least $12 but less than $14, and (y) the Alternate Vesting Date; and

•	15% on the later of (x) the date on which the Market Value price is at least $14, and (y) the Alternate Vesting Date.

•	To the extent not otherwise vested, on January 24, 2010.

The initial 70% of such grants vested as provided above. The remaining 30% of such grants were vested effective November 15, 2005, as a result of the determination by the Compensation Committee of the Board of Directors to vest all outstanding but unvested stock option grants in full as of such date. In consideration of such accelerated vesting, Messrs. Bailey, Scott and Gardner agreed to forgo any bonuses for which they would otherwise have been entitled with respect to 2005.

Mark A. Tarnakow, William H. Caughran and James C. Gossett.  Superior Bancorp and each of Mr. Tarnakow, Mr. Caughran, and Mr. Gossett are parties to Change in Control Agreements under which each individual would be entitled to certain benefits in the event that, following a Change in Control (as defined) of Superior Bancorp, the individual’s employment is terminated involuntarily without Cause (as defined) or voluntarily by the individual after a material diminution in the individual’s compensation, authority or duties or a material change in the geographic location at which the individual must perform services. The benefits to which each individual would be entitled include a lump sum payment of a specified multiple of the individual’s base salary and target bonus, immediate vesting of all unvested amounts under benefit plans, and continued participation in Superior Bancorp’s welfare benefit plans for certain time periods. The multiple of salary and bonus payable to each individual is 2.99 for Mr. Tarnakow, 1.5 for Mr. Caughran and 1.0 for Mr. Gossett.

In connection with the acquisition of Community Bancshares, Inc., Superior Bank entered into an agreement with Mr. Caughran dated August 31, 2006 which provides that Mr. Caughran will serve as the General Counsel of Superior Bancorp and Superior Bank. In accordance with the terms of the agreement, Mr. Caughran was paid a bonus of $215,099 in November 2007. No other benefits are due to Mr. Caughran pursuant to that agreement.

The provisions of each of these agreements relating to termination of the individual’s employment are discussed below under the caption “Potential Payouts Upon Termination of Employment or Change in Control of Superior Bancorp.”

Outstanding Equity Awards at Year End 2007.

The following table provides information with respect to equity awards held by the named executive officers at December 31, 2007.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
										Equity
										Incentive
										Plan
										Awards:
									Equity	Market or
									Incentive	Payout
				Equity					Plan	Value
				Incentive					Awards:	of
				Plan				Market	Number of	Unearned
				Awards:			Number	Value of	Unearned	Shares,
	Number of	Number of		Number of			of Shares	Shares or	Shares,	Units or
	Securities	Securities		Securities			or Units	Units of	Units or	Other
	Underlying	Underlying		Underlying			of Stock	Stock	Other	Rights
	Unexercised	Unexercised		Unexercised	Option		That	That	Rights	That Have
	Options (#)	Options (#)		Unearned	Exercise	Option	Have Not	Have Not	That Have	Not
	Exercisable	Unexercisable		Options	Price	Expiration	Vested	Vested	Not Vested	Vested
Name	(#)	(#)		(#)	($)	Date	(#)	(#)	(#)	($)

C. Stanley Bailey	711,970	—		—	$8.17	2015	—	—	—	—
C. Marvin Scott	355,985	—		—	$8.17	2015	—	—	—	—
Rick D. Gardner	355,985	—		—	$8.17	2015	—	—	—	—
Mark Tarnakow	—	50,000	(1)	—	$9.99	2017	—	—	—	—
William Caughran	—	10,000	(1)	—	$9.99	2017	—	—	—	—
James C. Gossett	—	3,000	(1)	—	$9.99	2017	—	—	—	—
	—	5,000	(1)	—	$10.56	2016	—	—	—	—
	5,000	—		—	$10.68	2015	—	—	—	—
	15,000	—		—	$6.25	2014	—	—	—	—
	2,500	—		—	$7.67	2012	—	—	—	—
	7,500	—		—	$6.65	2011	—	—	—	—
	2,500	—		—	$6.00	2010	—	—	—	—

(1)	These options will vest upon the earlier of five years from the date of grant or (a) 50% vesting upon Superior Bancorp common stock reaching a per share market value price of $12.00 and (b) 50% vesting upon Superior Bancorp common stock reaching a per share market value price of $14.00.

Options Exercises and Vesting of Stock.

During 2007, no named executive officer exercised stock options or became vested in any restricted stock.

Pension Benefits.

The following table provides information with respect to retirement benefits of the named executive officers pursuant to defined benefit plans and related supplemental executive retirement plans maintained by Superior Bancorp.

Pension Benefits

		Number of		Present Value
		Years of Credited		of Accumulated		Payments During
		Service		Benefit		Last Fiscal Year
Name	Plan Name	(#)		($)		($)

C. Stanley Bailey	—	—		—		—
C. Marvin Scott	—	—		—		—
Rick D. Gardner	—	—		—		—
Mark Tarnakow	—	—		—		—
William Caughran	Community Bancshares, Inc. Revised Pension Plan	5	(1)	$48,718	(2)	—
James C. Gossett	—	—		—		—

(1)	Mr. Caughran’s years of credited service are less than his actual years of service because the Community Bancshares, Inc. Revised Pension Plan was frozen as of December 31, 2003 and accrual of credited service ceased at that time.

(2)	The key assumptions used in determining the present value of Mr. Caughran’s benefit are the same assumptions used to calculate the plan’s liabilities as disclosed in Note 20 to the consolidated financial statements of Superior Bancorp and its subsidiaries contained in Superior Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2007.

Superior Bancorp became the sponsor of the Community Bancshares, Inc. Revised Pension Plan upon its merger with Community Bancshares in November 2006. The plan was frozen as of December 31, 2003 such that no new participants may enter the plan and no current participants may accrue any additional benefits under the plan. The amount of the retirement benefit for a participant is determined by the length of the participant’s credited service under the plan and his average monthly earnings for the five highest compensated, consecutive calendar years of the participant’s final ten consecutive calendar years of employment. Compensation covered by the plan is total compensation, including bonuses, overtime or other forms of extraordinary compensation, subject to the limitation on compensation imposed by Section 401(a)(17) of the Internal Revenue Code. The amount of compensation taken into account in determining a participant’s retirement benefits was also frozen as of December 31, 2003.

Nonqualified Deferred Compensation

None of the named executive officers participate in any deferred compensation plans.

Potential Payouts Upon Termination of Employment or Change in Control of Superior Bancorp

As discussed above under the caption “Employment Agreements,” each of Mr. Bailey, Mr. Scott and Mr. Gardner are parties to an employment agreement with Superior Bancorp, and each of Mr. Tarnakow, Mr. Caughran and Mr. Gossett is a party to a change in control agreement with Superior Bancorp.

Messrs. Bailey, Scott and Gardner.  If the employment of any of Mr. Bailey, Mr. Scott or Mr. Gardner is terminated other than for Cause (as defined) or as a result of his death or disability, or if any such executive terminates the agreement as a result of certain adverse changes in his functions, duties or responsibilities or of another material breach by Superior Bancorp of its obligations, the executive is entitled to continued compensation at the then-current rate (including bonus compensation) for the then-remaining term of the agreement, provided that the executive may elect to receive such payment in a lump sum discounted to present value using a 6% discount rate, and to the continuation of other benefits during such remaining term. If the executive’s employment is terminated as a result of his disability, he is entitled to continued compensation at his then-current rate (including bonus compensation) and the continuation of other benefits for one year. If the executive’s employment by Superior Bancorp is terminated within two years following a Change in Control (as defined), other than for Cause or as a result of his death, disability or retirement, or if the executive terminates such employment following the occurrence of specified events within two years after a Change in Control, the executive will be entitled to receive a lump sum payment equal to three times the sum of (i) his then-current base salary plus (ii) the target bonus he would have been entitled to receive, and he will be entitled to receive other benefits specified in the agreement. In addition, he will be entitled to a gross-up payment equal to the amount of any excise taxes imposed upon him as a result of such payments upon termination following a Change in Control.

If the employment of Mr. Bailey, Mr. Scott and Mr. Gardner had terminated as of December 31, 2007, other than for Cause, death or disability or following a Change in Control, Superior Bancorp would have been obligated to make payments of $1,082,813 to Mr. Bailey; $842,191 to Mr. Scott; and $721,868 to Mr. Gardner, assuming each individual elected to be paid in a lump sum discounted to present value. Superior Bancorp would also be obligated to continue the executive’s participation in all benefit programs through January 24, 2010 at an approximate cost of $16,752 for Mr. Bailey, $16,842 for Mr. Scott, and $14,462 for Mr. Gardner and to transfer to each executive title to the company automobile assigned to the executive at an approximate cost of $73,889 for Mr. Bailey, $21,494 for

Mr. Scott, and $16,673 for Mr. Gardner. The costs for continued benefits assume that there are no premium increases under the company’s insurance programs prior to January 24, 2010.

If the employment of Messrs. Bailey, Scott and Gardner had terminated as of December 31, 2007 following a Change in Control, Superior Bancorp or its successor would have been obligated to make payments of the following amounts, including gross-up payments: $2,823,736 to Mr. Bailey; $2,180,375 to Mr. Scott; and $1,873,706 to Mr. Gardner. Superior Bancorp or its successor would also be obligated until December 31, 2010 to provide each executive with life insurance, medical insurance, dental insurance and accident and disability insurance substantially equivalent to what executive received prior to the termination of his employment at an approximate cost of $25,128 for Mr. Bailey, $25,263 for Mr. Scott and $21,693 for Mr. Gardner and to transfer to each executive title to the company automobile assigned to the executive at an approximate cost of $73,889 for Mr. Bailey, $21,494 for Mr. Scott, and $16,673 for Mr. Gardner. The costs for continued benefits assume that there are no premium increases under the company’s insurance programs prior to December 31, 2010.

Messrs. Tarnakow, Caughran, and Gossett.  Pursuant to the terms of their Change in Control Agreements, Mr. Tarnakow, Mr. Caughran, and Mr. Gossett would each be entitled to certain benefits in the event that, following a Change in Control (as defined) of Superior Bancorp, the individual’s employment is terminated involuntarily without Cause (as defined) or voluntarily by the individual after a material diminution in the individual’s compensation, authority or duties or a material change in the geographic location at which the individual must perform services. The benefits to which each individual would be entitled include a lump sum payment of a specified multiple of the individual’s base salary and target bonus, immediate vesting of all unvested amounts under benefit plans, and continued participation in Superior Bancorp’s welfare benefit plans for certain time periods. The multiple of salary and bonus payable to each individual is 2.99 for Mr. Tarnakow, 1.5 for Mr. Caughran and 1.0 for Mr. Gossett.

If the employment of Messrs. Tarnakow, Caughran and Gossett had terminated as of December 31, 2007 following a Change in Control, Superior Bancorp or its successor would have been obligated to pay Mr. Tarnakow $837,200, Mr. Caughran $346,500, and Mr. Gossett $175,547. In addition, Messrs. Tarnakow, Caughran and Gossett would have become vested in options to purchase 50,000, 10,000 and 3,000 shares, respectively, of Superior Bancorp common stock which were granted in 2007, and Mr. Gossett would have become vested in options to purchase an additional 5,000 shares of Superior Bancorp common stock which were granted in 2006. The expense to Superior Bancorp resulting from the vesting of these options as of December 31, 2007 would have been $139,823 for Mr. Tarnakow, $27,964 for Mr. Caughran, and $14,609 for Mr. Gossett. Superior Bancorp would also incur the following expenses in connection with continuing certain welfare insurance benefits for Mr. Tarnakow for three years, for Mr. Caughran for 18 months, and for Mr. Gossett for one year: $18,348, $1,138, and $5,776, respectively. The costs for continued welfare insurance benefits assume that there are no premium increases under the company’s insurance programs during these time periods.

Equity Compensation Plan Information

The following table summarizes information as of December 31, 2007, relating to our equity compensation plans pursuant to which grants of options, restricted stock units or other rights to acquire shares may be granted in the future.

			Number of Shares
			Remaining Available for
	Number of Securities		Future Issuance Under
	to be Issued Upon	Weighted-Average	Equity Compensation
	Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights	Warrants and Rights	Column (a))
	(a)	(b)	(c)

Equity Compensation Plans Approved by Security Holders(1)	1,466,096	$8.21	136,730
Equity Compensation Plans not Approved by Security Holders(2)	1,742,097	$8.32	34,048
Total	3,208,193	$8.27	170,778

(1)	Excludes 206,875 shares of restricted stock granted under the Third Amended and Restated 1998 Stock Incentive Plan of The Banc Corporation.

(2)	Includes options covering (a) 1,740,937 shares issued to Messrs. Bailey, Scott and Gardner and three other management employees in connection with their employment agreements, (b) 34,048 shares reserved for issuance to other new management hires, and (c) 1,160 shares authorized and issued under the Commerce Bank of Alabama Stock Option Plan, which we assumed in the merger with Commerce Bank of Alabama in November 1998. We do not intend to grant any additional options under this plan.

Third Amended and Restated 1998 Stock Incentive Plan.  The objectives of the Third Amended and Restated 1998 Stock Incentive Plan of The Banc Corporation are to further our growth and development by (i) encouraging selected participants who contribute or are expected to contribute materially to our success to obtain shares of our common stock and to encourage them to promote our best interests and (ii) affording us a means of attracting qualified personnel. The plan authorizes the grant of incentive stock options, nonqualified stock options and other awards, including stock appreciation rights, restricted stock and performance shares. The plan covers 2,500,000 shares of our common stock. As of December 31, 2007, the Compensation Committee has granted options to purchase 1,466,096 shares of our common stock which remain outstanding and restricted stock awards covering 162,704 shares of our common stock which remain outstanding. Those shares may be, in whole or in part, authorized but unissued shares or issued shares that we have reacquired.

Our Compensation Committee, which administers the Third Amended and Restated 1998 Stock Incentive Plan, may grant options or other awards to employees, officers, directors, consultants, agents, independent contractors and other persons who contributed or are expected to contribute materially to our success. The Compensation Committee, subject to the approval of the board of directors and the provisions of the plan, has full power to determine the types of awards to be granted, to select the individuals to whom awards will be granted, to fix the number of shares that each optionee may purchase, to set the terms and conditions of each option, and to determine all other matters relating to the plan.

The Commerce Bank of Alabama Stock Incentive Compensation Plan.  We assumed the Commerce Bank of Alabama Incentive Compensation Plan in our acquisition of Commerce Bank of Alabama on November 6, 1998. This plan authorized the grant of incentive and nonqualified options to purchase common stock of Superior Bancorp. As of December 31, 2007, there were options outstanding under this plan to purchase 1,160 shares of common stock at a price of $6.24 per share. We have not granted and do not intend to grant any additional options under this plan.

Management Matters

There are no arrangements or understandings known to us between any of our directors, nominees for director or executive officers and any other person pursuant to which any such person was or is to be nominated or elected as a director or an executive officer except as otherwise disclosed herein. The employment agreements for Mr. Bailey, Mr. Scott and Mr. Gardner provide that they will be nominated to serve as directors of Superior Bancorp.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee comprises Messrs. Link, Kent and Metz. None of the members of the Compensation Committee is a former or current officer or employee of Superior Bancorp or any of its subsidiaries.

Certain Transactions and Relationships

Superior Bancorp has a written policy concerning transactions with its directors and their family members. The policy provides that neither Superior Bancorp nor its subsidiaries will make payments to, or for the benefit of, any non-employee director or his family members totaling more than $60,000 per year in direct compensation, other than board or committee fees and payments to family members who are non-executive employees of Superior Bancorp or its subsidiaries. The policy also provides that Superior Bancorp will meet or exceed the requirements of the NASDAQ Stock Market with respect to director independence. The policy does not prohibit business relationships between Superior Bancorp or its subsidiaries and business entities affiliated with its directors except to the extent that such relationships would cause less than a majority of Superior Bancorp’s directors to be independent under NASDAQ rules.

Superior Bancorp and Superior Bank have entered into transactions with certain directors or officers of Superior Bancorp or their affiliates. Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management involve more than normal credit risk or present other unfavorable features.

The Mailon Kent Insurance Agency received commissions of approximately $185,328 from the sale of insurance to Superior Bancorp during 2007. James Mailon Kent, Jr., a director of Superior Bancorp, is the owner of the Mailon Kent Insurance Agency.

On July 24, 2007, Superior Bank sold a branch office building in Huntsville, Alabama to a limited liability company of which Peter L. Lowe, a director of Superior Bancorp, is a member, for $3,000,000. The limited liability company then leased the building back to Superior Bank. The initial term of the lease is 14 years and the lease may be renewed, at Superior Bank’s option, for three additional terms of five years each. The amount of the monthly lease payments to be made by Superior Bank is $19,500 for the first year of the lease and increases annually until it reaches $26,881 per month in year 14. Rent for the renewal terms is to be determined based on appraisals of the property.

On January 30, 2008, Superior Bank entered into agreements with a limited liability company, of which Mr. Lowe is a member, pursuant to which the limited liability company purchased on January 31, 2008 office buildings located in Albertville and Athens, Alabama for a total of $4,250,000. The limited liability company then leased the buildings back to Superior Bank. The initial term of each lease is 13 years, and each lease may be renewed, at Superior Bank’s option, for two additional terms of five years each. The amount of the monthly lease payments to be made by Superior Bank in the first year is $13,240 for the Albertville office and $14,208 for the Athens office. These amounts increase annually until they reach $17,393 for the Albertville office and $18,666 for the Athens office in year 13. Rent for the renewal terms is to be determined based on appraisals of the properties.

Superior Bank paid these limited liability companies a total of $97,500 in rent during 2007.

Superior Bancorp believes that the foregoing transactions were made on terms and conditions reflective of arms’ length transactions.

PROPOSAL NUMBER TWO
AMENDMENT OF CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT AND
DECREASE AUTHORIZED SHARES OF COMMON STOCK

Overview

On March 6, 2008, Superior Bancorp’s Board of Directors approved, subject to approval by our stockholders, a proposed amendment (the “Proposed Amendment”) to Superior Bancorp’s Restated Certificate of Incorporation effecting a 1-for-4 reverse split of its issued and outstanding shares of common stock (“reverse stock split” or “reverse split”) and decreasing the number of its authorized shares of common stock from 60,000,000 to 15,000,000. The form of the Proposed Amendment is attached to this Proxy Statement as Annex A. Contingent on approval of this proposal by the requisite vote of the stockholders and the filing of the Proposed Amendment with the Secretary of State of the State of Delaware, the 1-for-4 reverse stock split and reduction of authorized shares would be effective in accordance with the terms of the Proposed Amendment.

Reasons for the Proposed 1-for-4 Reverse Stock Split

The number of outstanding shares of Superior Bancorp common stock has increased as a result of the acquisitions completed in 2006 and 2007. As of March 6, 2008, there were approximately 41,535,916 shares of Superior Bancorp common stock issued and outstanding. This number of shares is significantly higher than the number of issued and outstanding shares of those financial institutions that Superior considers to be its peer banks. The number of outstanding shares affects market value per share, book value per share, tangible book value per share, and earnings per share. Reducing the number of outstanding shares of Superior Bancorp to an amount more consistent with the number of outstanding shares of our peer banks should:

•	facilitate easier comparison of Superior Bancorp to its peer banks with respect to those measurements affected by the number of outstanding shares;

•	broaden the pool of investors that are interested in investing in Superior Bancorp by attracting new investors who would prefer not to invest in shares that trade at single-digit share prices;

•	make our common stock a more attractive investment to institutional investors;

•	reduce the relatively high transaction costs and commissions incurred by our stockholders due to our currently high number of shares outstanding and correspondingly relatively low per share trading price; and

•	illustrate more effectively the impact of our operational efforts by enhancing the visibility of any changes to our reported earnings per share.

In evaluating whether or not to authorize the Proposed Amendment, in addition to the considerations described above, the board of directors also took into account various negative factors associated with a reverse stock split. The factors include: the negative perception of reverse stock splits held by some investors, analysts and other stock market participants; the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels; the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and the costs associated with implementing a reverse stock split. Also, other factors such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the price of our common stock would be maintained at the per share price in effect immediately following the effective time of the reverse stock split.

Stockholders should recognize that if a reverse stock split is effected, they will own a fewer number of shares than they currently own (a number equal to the number of shares owned immediately prior to the reverse stock split divided by four — subject to a cash payment in lieu of fractional shares). While we expect that the reverse stock split will result in an increase in the per share price of our common stock, the reverse stock split may not increase the per share price of our common stock in proportion to the reduction in the number of shares of common stock outstanding or result in a permanent increase in the per share price (which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding).

If a reverse stock split is effected and the per share price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. In addition, the reverse stock split will likely increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Accordingly, a reverse stock split may not achieve the desired results that have been outlined above.

Procedure for Effecting Proposed Amendment and Exchange of Stock Certificates

If our stockholders approve the Proposed Amendment, and the board of directors determines that a reverse stock split, at a ratio of 1-for-4, continues to be in the best interests of Superior Bancorp and its stockholders, the board will file the Proposed Amendment reflecting the reverse split and the reduction of the authorized number of shares of our common stock with the Secretary of State of the State of Delaware. The reverse stock split and the reduction of the authorized number of shares of our common stock will become effective as of 11:59 p.m., Eastern Time, on the date of filing, which time will be referred to as the “effective time.” We anticipate that the effective time will be promptly following the Annual Meeting. Except as described below under “Cash Payment in Lieu of Fractional Shares,” at the effective time each four shares of common stock issued and outstanding immediately prior to the effective time will, automatically and without any further action on the part of our stockholders, be combined into and become one share of common stock. Subject to the cash payment in lieu of fractional shares described below, each certificate which, immediately prior to the effective time represented pre-reverse stock split shares, will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The number of authorized shares of our common stock will be decreased from 60 million shares to 15 million shares. Additionally, the number of shares of common stock subject to outstanding options issued by Superior Bancorp will be reduced by a factor of four and the respective exercise prices will be increased by a factor of four.

No fractional shares of common stock will be issued by Superior Bancorp in connection with the reverse stock split. Holders of common stock who would otherwise receive a fractional share of Superior Bancorp common stock pursuant to the reverse stock split will receive cash in lieu of the fractional share as explained more fully below under “Cash Payment in Lieu of Fractional Shares.” The cash payments represent merely a mechanical rounding off of the fractional shares that result from the reverse stock split and are not separately bargained-for consideration. Such cash payments will reduce the number of post-split stockholders of record to the extent there are stockholders of record presently holding fewer than four shares at the effective time of the Proposed Amendment. Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934. As a result, we are subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934. The proposed reverse stock split would not affect the registration of our common stock under the Securities Exchange Act of 1934.

Superior Bancorp’s transfer agent, Registrar and Transfer Company, will act as exchange agent for purposes of implementing the exchange of stock certificates, and is referred to as the “exchange agent.” As soon as practicable after the effective time, a letter of transmittal will be sent to stockholders of record as of the effective time for purposes of surrendering to the exchange agent certificates representing pre-reverse stock split shares in exchange for certificates representing post-reverse stock split shares in accordance with the procedures set forth in the letter of transmittal. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. From and after the effective time, any certificates formerly representing pre-reverse stock split shares which are submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will be exchanged for certificates representing post-reverse stock split shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

Even if the stockholders approve the Proposed Amendment, we reserve the right not to effect the reverse stock split and decrease in the number of authorized shares of our common stock if in the opinion of the board of directors it would not be in the best interests of Superior Bancorp and its stockholders.

No Appraisal Rights

Because the reverse stock split will apply to all issued and outstanding shares of common stock and outstanding rights to purchase common stock or to convert other securities into common stock, the proposed reverse stock split will not alter the relative rights and preferences of existing stockholders. The par value of the Company’s Common Stock will remain unchanged at $0.001 per share.

If a reverse stock split is approved by the requisite vote of the stockholders, stockholders have no right under Delaware law or Superior Bancorp’s Certificate of Incorporation or By-Laws to dissent from a reverse stock split or to dissent from the payment of cash in lieu of issuing fractional shares.

Cash Payment in Lieu of Fractional Shares

If the proposed reverse stock split is effected, in lieu of any fractional shares to which a holder of common stock would otherwise be entitled as a result of such reverse stock split, such holder will receive cash equal to the fair value of such holder’s fractional share of common stock as soon as practicable after the effective time of the reverse split. Fair value of a fractional share of common stock will be determined by multiplying the fractional share by the average of the closing trading prices of the common stock (as adjusted to reflect the reverse stock split) during regular trading hours for the five trading days immediately preceding the effective time of the reverse stock split.

Federal Income Tax Consequences

The following description of the material federal income tax consequences of a reverse stock split is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. Superior Bancorp has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a reverse stock split. This discussion is for general information only and does not discuss the tax consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of a reverse stock split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

In general, the federal income tax consequences of a reverse stock split will vary among stockholders depending upon whether they receive cash for fractional shares, or solely a reduced number of shares of common stock in exchange for their old shares of common stock, or both. Superior Bancorp believes that because a reverse stock split would not be part of a plan to increase periodically a stockholder’s proportionate interest in the company’s assets or earnings and profits, the reverse stock split would likely have the following federal income tax effects.

A stockholder who receives solely a reduced number of shares of common stock would not recognize gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of common stock would equal the stockholder’s basis in its old shares of common stock.

A stockholder who receives cash in lieu of a fractional share as a result of the reverse stock split would generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code, which distribution would be taxed as either a distribution under Section 301 of the Code or an exchange to such stockholder, depending on that stockholder’s particular facts and circumstances. Generally, a stockholder receiving such a payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s basis in the fractional share. In the aggregate, such a stockholder’s basis in the reduced number of shares of common stock will equal the stockholder’s basis in its old shares of common stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash.

The Company would not recognize any gain or loss as a result of a reverse stock split.

Decrease in Authorized Common Stock

In the event that the 1-for-4 reverse stock split is approved and implemented, the Board of Directors recommends a reduction in the number of authorized shares of Superior Bancorp common stock from 60 million to 15 million. The Board of Directors believes it is in the best interests of Superior Bancorp to have a sufficient number of shares available, if needed, for issuance in connection with possible future transactions approved by the Board of Directors without the necessity for a special stockholders’ meeting (except as may be required by applicable law or regulatory authorities or by the rules of the Nasdaq Global Market). However, the Board of Directors does not anticipate a need for 60 million authorized shares of Superior Bancorp’s common stock if the number of outstanding shares and shares reserved for future issuance under compensation arrangements is reduced in a 1-for-4 stock split. The Board of Directors believes that 15 million authorized shares will provide sufficient flexibility to consider and respond to future business opportunities and needs as they arise.

Superior Bancorp’s Restated Certificate of Incorporation provides that Superior Bancorp may issue up to 60 million shares of its common stock, $.001 par value per share, of which 41,535,916 shares were issued and outstanding as of March 6, 2008. In addition, as of such date, approximately (a) 29,580 shares were reserved for issuance under our Third Amended and Restated 1998 Stock Incentive Plan, under which options to purchase a total of 1,467,256 shares were outstanding, (b) 34,048 shares were reserved for issuance under other stock options granted, assumed or reserved for future grants by Superior Bancorp under which options to purchase a total of 1,742,097 shares were outstanding, and (c) 30,937 shares were reserved for issuance in lieu of cash compensation to non-employee directors. After giving effect to all such reserved shares, approximately 15,188,066 shares were available for issuance on such date. At the 2008 Annual Meeting stockholders will vote on the adoption of the 2008 Stock Incentive Plan (See Proposal Three below) pursuant to which 1,200,000 shares of common stock will be reserved if such plan is adopted.

If a 1-for-4 reverse stock split is approved and implemented, we anticipate that the number of outstanding shares of common stock will decrease to approximately 10,383,979, the number of shares currently reserved for issuance upon future grants, the exercise of outstanding options and in lieu of cash compensation to non-employee directors will decrease to 825,979, and the number of shares reserved for issuance pursuant to the 2008 Stock Incentive Plan, if such plan is adopted by the stockholders, will decrease to 300,000.

There are no preemptive rights with respect to our common stock.

The Board of Directors recommends a vote FOR the proposal to amend the Restated Certificate of Incorporation to effect a reverse stock split of Superior Bancorp Common Stock by a ratio of 1-for-4 and to decrease the authorized common stock of Superior Bancorp to 15 million shares.

PROPOSAL NUMBER THREE
ADOPTION OF THE SUPERIOR BANCORP 2008
INCENTIVE COMPENSATION PLAN

At the Annual Meeting, our stockholders are being asked to approve the Superior Bancorp 2008 Incentive Compensation Plan (the “2008 Plan”). Our Board has approved and adopted the 2008 Plan, subject to approval by our stockholders.

The 2008 Plan is intended to succeed the Third Amended and Restated 1998 Stock Incentive Plan (the “1998 Plan”). Approval of the 2008 Plan by our stockholders will be considered approval of the 2008 Plan for purposes of Sections 162(m) and 422 of the Code. If the 2008 Plan is approved by our stockholders, no awards will be made under the 1998 Plan after such approval. If the 2008 Plan is not approved by our stockholders, the 1998 Plan will remain in full force and effect until its expiration date.

The principal features of the 2008 Plan are summarized below, but the summary is qualified in its entirety by reference to the 2008 Plan itself. The full text of the 2008 Plan is attached to this Proxy Statement as Annex B.

Purpose of the 2008 Plan

The purpose of the 2008 Plan is to provide additional incentive for our directors and key employees to further the growth, development and financial success of Superior Bancorp and its subsidiaries by personally benefiting through the ownership of Superior Bancorp common stock, or other rights which recognize such growth, development and financial success. Our Board also believes the 2008 Plan will enable us to obtain and retain the services of directors and employees who are considered essential to our long-range success by offering them an opportunity to own stock and other rights that reflect our financial success. The 2008 Plan is also designed to permit us to make awards intended to be “qualified performance-based compensation” under Section 162(m) of the Code and, accordingly, to be eligible for deductibility by Superior Bancorp.

The 2008 Plan will become effective immediately upon stockholder approval at the Annual Meeting.

Securities Subject to the 2008 Plan

The maximum aggregate number of shares of common stock that may be issued or transferred pursuant to awards under the 2008 Plan is 1,200,000 shares, of which no more than 360,000 shares may be issued for “full value awards” (defined under the 2008 Plan to mean any awards permitted under the 2008 Plan that are neither stock options nor stock appreciation rights, as more fully described under “Awards under the 2008 Plan” below).

The 2008 Plan counts shares on a “gross” basis and does not allow the re-grant of shares withheld or surrendered in payment of the exercise price or tax withholding obligations of an award. In the event of any termination, expiration, lapse or forfeiture of an award granted under the 2008 Plan or the 1998 Plan, any shares subject to the award at such time will again be made available for future grants under the 2008 Plan. In no event, however, will any such shares of common stock again be available for future grants under the 2008 Plan if such action would cause an incentive stock option to fail to qualify as an incentive stock option under Section 422 of the Code.

To the extent permitted by applicable law or any applicable exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the company or any of its subsidiaries will not be counted against the shares available for issuance under the 2008 Plan.

The shares of common stock covered by the 2008 Plan may be treasury shares, authorized but unissued shares or shares purchased in the open market. For purposes of the 2008 Plan, the fair market value of a share of common stock as of any given date will be the closing sales price for a share of common stock on the stock exchange or national market system on which the common stock is listed on such date or, if there is no closing sales price for the common stock on the date in question, the closing sales price for a share of common stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal. The closing sales price for a share of common stock on the NASDAQ Global Market on March 6, 2008 was $4.84, as reported in The Wall Street Journal.

Eligibility

Our employees and our directors are eligible to receive awards under the 2008 Plan. As of March 6, 2008, we had approximately 802 employees, and we currently have 16 directors, 13 of whom are non-employee directors. No employee or director is entitled to participate in the 2008 Plan as a matter of right, nor does any such participation constitute assurance of continued employment or service. Only those employees and directors who are selected to receive grants by the administrator may participate in the 2008 Plan.

Awards under the 2008 Plan

The 2008 Plan provides that the administrator may grant or issue stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, dividend equivalents, performance awards and other stock-based awards, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

Non-Qualified Stock Options (“NQSOs”).  NQSOs will provide for the right to purchase shares of common stock at a specified price, and usually will become exercisable (as determined by the administrator) in one or more installments after the grant date, subject to the completion of the applicable vesting service period or the attainment of pre-established performance goals. NQSOs may be granted for any term specified by the administrator, but the term may not exceed ten years.

Incentive Stock Options (“ISOs’).  ISOs will be designed to comply with the applicable provisions of Section 422 of the Code, and will be subject to certain restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price per share that is not less than the fair market value of a share of common stock on the date of grant, may only be granted to our employees and must not be exercisable after a period of ten years measured from the date of grant. However, if subsequently modified, ISOs may cease to qualify for treatment as ISOs and be treated as NQSOs. The total fair market value of shares (determined as of the respective date or dates of grant) for which one or more options granted to any employee (including all options granted under the 2008 Plan and all other option plans of Superior Bancorp or any parent or subsidiary corporation) may for the first time become exercisable as ISOs during any one calendar year may not exceed the sum of $100,000. To the extent this limit is exceeded, the options granted will be NQSOs. In the case of an ISO granted to an individual who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of stock of Superior Bancorp or any parent or subsidiary corporation, the 2008 Plan provides that the exercise price of an ISO must be at least 110% of the fair market value of a share of common stock on the date of grant, and the ISO must not be exercisable after a period of five years measured from the date of grant. Like NQSOs, ISOs usually will become exercisable (as determined by the administrator) in one or more installments after the grant date, subject to the completion of the applicable vesting service period or the attainment of pre-established performance goals.

Stock Appreciation Rights.  Stock appreciation rights provide for the payment of an amount to the holder based upon the excess (if any) of the fair market value of our common stock over the exercise price of the SAR. The exercise price per share of a SAR must be at least 100% of the fair market value of a share of common stock on the date of grant. SARs under the 2008 Plan will be settled in cash or shares of common stock, or in a combination of both, at the election of the administrator. SARs may be granted in connection with stock options or other awards, or separately. SARs may be granted for any term specified by the administrator, but the term may not exceed ten years.

Restricted Stock.  Restricted stock may be issued at such price, if any, as may be determined by the administrator and may be made subject to such restrictions (including service vesting or vesting based on the satisfaction of pre-established performance goals), as may be determined by the administrator. In general, restricted stock may not be sold, or otherwise hypothecated or transferred, until the vesting restrictions and other restrictions applicable to such shares lapse. A holder of restricted stock, unlike a holder of options or restricted stock units, generally will have voting rights and may receive dividends prior to the time when the restrictions lapse.

Restricted Stock Units.  Restricted stock units provide for the issuance to the holder of shares of common stock, subject to vesting conditions (including vesting based on continued service or the satisfaction of pre-established performance goals). The issuance of shares of common stock pursuant to restricted stock units may be delayed beyond the time at which the restricted stock units vest. Restricted stock units may not be sold, or otherwise hypothecated or transferred, and a holder of restricted stock units will not have voting rights or dividend rights prior to the time when the vesting conditions are satisfied and the shares are issued. Restricted stock units generally will be forfeited, and the underlying shares of stock will not be issued, if the applicable vesting conditions are not met.

Dividend Equivalents.  Dividend equivalents represent the right to receive the value of the dividends per share paid by us, if any, calculated with reference to a specified number of shares of common stock. Dividend equivalent rights may be granted in connection with full-value awards granted under the 2008 Plan. Dividend equivalents may be paid in cash or shares of common stock, or in a combination of both, at the election of the administrator.

Performance Awards.  Performance awards may be granted by the administrator to employees or directors based upon, among other things, the contributions, responsibilities and other compensation of the particular recipient. Generally, the amount paid or distributed under performance awards will be based on specific performance goals and may be paid in cash or in shares of common stock, or in a combination of both, at the election of the administrator. Performance awards may include “phantom” stock awards that provide for payments based upon the value of our common stock. Performance awards may also include bonuses granted by the administrator, which may be payable in cash or in shares of common stock, or in a combination of both.

Other Stock-Based Awards.  The administrator may grant to employees or directors other stock-based awards. An other stock-based awards means any type of equity-based or equity-related award not otherwise described by the terms of the 2008 Plan. Payment of other stock-based awards may be made in cash, in shares of common stock, or a combination of cash and common stock.

Section 162(m) “Performance-Based” Awards.  The administrator may designate employees whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code. The administrator may grant to such employees and other eligible employees awards under the 2008 Plan that are paid, vest or become exercisable upon the achievement of specified performance goals which are related to one or more performance criteria, as applicable to Superior Bancorp or any subsidiary, division, operating unit or individual. These performance criteria include: net earnings (either before or after interest, taxes, depreciation and/or amortization); gross or net sales or revenue; net income (either before or after taxes); operating profit; cash flow (including, but not limited to, operating cash flow and free cash flow); return on assets; return on capital; return on stockholders’ equity; return on sales; gross or net profit or operating margin; costs; funds from operations; expense; working capital; earnings per share; price per share of common stock; regulatory ratings; market share; growth in loans and/or other assets; growth in deposits and various measures of credit quality.

Performance goals established based on the performance criteria may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to the results of a peer group. Except as provided by the administrator, the achievement of each performance goal will be determined in accordance with generally accepted accounting principles to the extent applicable. At the time of grant, the administrator may provide that objectively determinable adjustments will be made for purposes of determining the achievement of one or more of the performance goals established for an award. Any such adjustments will be based on one or more of the following: items related to a change in accounting principle; items relating to financing activities; expenses for restructuring or productivity initiatives; other non-operating items; items related to acquisitions; items attributable to the business operations of any entity we acquire during the performance period; items related to the disposal of a business or segment of a business; or items related to discontinued operations that do not qualify as a segment of a business under GAAP.

Award Limits.  The 2008 Plan provides that awards covering not more than 120,000 shares may be granted to any individual in any calendar year, subject to adjustment under certain circumstances in order to prevent the dilution or enlargement of the potential benefits intended to be made available under the 2008 Plan, as described below. These award limits will be adjusted appropriately in the event that the 1-for-4 reverse stock split of Superior Bancorp common stock (Proposal Two) is approved by stockholders at the Annual Meeting and becomes effective. See “Adjustments for Stock Splits, Recapitalizations and Mergers” below.

Vesting and Exercise of Awards

The applicable award agreement will contain the period during which the right to exercise the award in whole or in part vests, including the events or conditions upon which the vesting of an award may accelerate. No portion of an award which is not vested at the holder’s termination of employment or termination of directorship will subsequently become vested, except as may be otherwise provided by the administrator either in the agreement relating to the award or by action following the grant of the award.

Generally, an option or SAR may only be exercised while such person remains our employee or director or for a specified period of time (up to the remainder of the award term) following the holder’s termination of employment or directorship, as applicable. An award may be exercised for any vested portion of the shares subject to such award until the award expires.

Only whole shares of common stock may be purchased or issued pursuant to an award. Any required payment for the shares subject to an award will be paid in the form of cash or a check payable to us in the amount of the aggregate purchase price. However, the administrator may in its discretion and subject to applicable laws allow payment through one or more of the following:

•	the delivery of certain shares of common stock owned by the holder;

•	the surrender of shares of common stock which would otherwise be issuable upon exercise or vesting of the award;

•	the delivery of property of any kind which constitutes good and valuable consideration;

•	with respect to options, a sale and remittance procedure pursuant to which the holder will place a market sell order with a broker with respect to the shares of common stock then issuable upon exercise of the option, provided the broker timely pays a sufficient portion of the net proceeds of the sale to us in satisfaction of the option exercise price for the purchased shares plus all applicable income and employment taxes we are required to withhold by reason of such exercise; or

•	any combination of the foregoing.

Transferability of Awards

Awards generally may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of descent and distribution or, subject to the consent of the administrator, pursuant to a domestic relations order, unless and until such award has been exercised, or the shares underlying such award have been issued, and all restrictions applicable to such shares have lapsed. Notwithstanding the foregoing, awards other than ISOs may also be transferred to certain family members and trusts or an entity owned by these family members and trusts with the administrator’s consent. Awards may be exercised, during the lifetime of the holder, only by the holder or such permitted transferee.

2008 Plan Benefits

No awards will be granted under the 2008 Plan until the 2008 Plan is approved by our stockholders. The future benefits that will be received under the 2008 Plan by our current directors, executive officers and all eligible employees are not currently determinable.

Adjustments for Stock Splits, Recapitalizations and Mergers

In the event of any recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off or other transaction that affects our common stock, the administrator of the 2008 Plan will equitably adjust any or all of the following in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the 2008 Plan or with respect to any award:

•	the number and kind of shares of common stock (or other securities or property) with respect to which awards may be granted or awarded under the 2008 Plan;

•	the limitation on the maximum number and kind of shares that may be subject to one or more awards granted to any one individual during any calendar year;

•	the number and kind of shares of common stock (or other securities or property) subject to outstanding awards under the 2008 Plan;

•	the number and kind of shares of common stock (or other securities or property) for which automatic grants are subsequently to be made to non-employee directors; and

•	the grant or exercise price with respect to any outstanding award.

Consequently, in the event that the 1-for-4 reverse stock split of Superior Bancorp common stock (Proposal Two) is approved by stockholders at the Annual Meeting and becomes effective, the administrator will make appropriate adjustments to the 2008 Plan as described above.

Change in Control

In the event of a Change in Control (as defined in the 2008 Plan), each outstanding award will be assumed, or substituted for an equivalent award, by the successor corporation. If the successor corporation does not provide for the assumption or substitution of the awards, the administrator may cause all awards to become fully exercisable prior to the consummation of the transaction constituting a Change in Control, for a period of 15 days following notice to the award recipient. The administrator may also grant awards under the 2008 Plan which provide for immediate accelerated vesting upon the consummation of a Change in Control or the occurrence of a subsequent event, such as the termination of the participant’s employment or service.

Administration of the 2008 Plan

The Compensation Committee will be the administrator of the 2008 Plan. The Committee is expected to consist solely of two or more directors, each of whom is intended to be independent under rules promulgated by a securities exchange on which our common stock is listed, and to qualify as both a “non-employee director,” as defined in Rule 16b-3 and an “outside director” for purposes of Section 162(m) of the Code. The Committee may delegate its authority to grant certain awards to one or more of our officers. Any such officer will not be delegated the authority to grant awards to individuals who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended. The administrator has the power to:

•	select which directors and employees are to receive awards and the terms of such awards, consistent with the 2008 Plan;

•	determine whether options are to be NQSOs or ISOs, or whether awards are to be “qualified performance-based compensation” under Section 162(m) of the Code;

•	construe and interpret the terms of the 2008 Plan and awards granted pursuant to the 2008 Plan;

•	adopt rules for the administration, interpretation and application of the 2008 Plan;

•	interpret, amend or revoke any of the rules adopted for the administration, interpretation and application of the 2008 Plan; and

•	amend one or more outstanding awards in a manner that does not adversely affect the rights and obligations of the holder of such award (except in certain limited circumstances).

Amendment and Termination of the 2008 Plan

The administrator may amend the 2008 Plan at any time, subject to stockholder approval to the extent required by applicable law or regulation or the listing standards of the NASDAQ Global Market (or any other market or stock exchange on which the common stock is at the time primarily traded). Additionally, stockholder approval will be specifically required to increase the maximum number of shares of common stock which may be issued under the 2008 Plan, change the eligibility requirements or decrease the exercise price of any outstanding option or stock appreciation right granted under the 2008 Plan.

The administrator may suspend or terminate the 2008 Plan at any time. However, in no event may an award be granted pursuant to the 2008 Plan on or after the tenth anniversary of the effective date of the 2008 Plan.

Federal Income Tax Consequences Associated with the 2008 Plan

The following is a general summary under current law of the material federal income tax consequences to an employee, director or consultant granted an award under the 2008 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of federal income taxation that may be relevant in light of a holder’s personal circumstances. This summarized tax information is not tax advice, and a holder of an award should rely on the advice of his or her legal and tax advisors.

Non-Qualified Stock Options.  If an optionee is granted a NQSO under the 2008 Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of a share of common stock at such time, less the exercise price paid. The optionee’s basis in the stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of the common stock on the date the optionee exercises such option. Any subsequent gain or loss generally will be taxable as a capital gain or loss.

Incentive Stock Options.  No taxable income should be recognized by the optionee at the time of the grant of an ISO, and no taxable income should be recognized for regular federal income tax purposes at the time the option is exercised; however, the excess of the fair market value of the common stock received over the option price is an “item of adjustment” for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For federal income tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition is granted and more than one year after the date the shares are transferred upon exercise. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee should recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the purchased shares over the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of the fair market value of those shares on the exercise date over the exercise price paid for the shares should be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

We should not be entitled to any federal income tax deduction if the optionee makes a qualifying disposition of the shares. If the optionee makes a disqualifying disposition of the purchased shares, then generally we (or our subsidiary corporation) should be entitled to a federal income tax deduction, for the taxable year in which such disposition occurs, equal to the ordinary income recognized by the optionee.

Stock Appreciation Rights.  No taxable income generally should be recognized upon the grant of a SAR, but, upon exercise of the SAR, the cash or the fair market value of the shares received should be taxable as ordinary income to the recipient in the year of such exercise.

Restricted Stock.  In general, a recipient of restricted stock should not be taxed upon the grant or purchase of restricted stock that is subject to a “substantial risk of forfeiture” and non-transferable, within the meaning of Section 83 of the Code. However, at the time the restricted stock is no longer subject to the substantial risk of forfeiture (e.g., when the restrictions lapse on a vesting date), the participant should recognize ordinary income equal to the fair market value of the common stock on the date the restrictions lapse, less the amount the participant paid, if any, for such restricted stock. A recipient of restricted stock may, however, make an election under Section 83(b) of the Code to be taxed at the time of the grant or purchase on an amount equal to the fair market value of the common stock on the date of transfer, less the amount paid, if any, for such restricted stock. If a timely Section 83(b) election is made, the recipient should not recognize any additional income as and when the restrictions applicable to the restricted stock lapses.

Restricted Stock Units.  A recipient of restricted stock units generally should not have ordinary income upon grant of restricted stock units. When the shares of common stock are delivered under the terms of the award, the recipient should recognize ordinary income equal to the fair market value of the shares delivered, less any amount paid by the participant for such shares.

Dividend Equivalent Awards and Performance Awards.  A recipient of a dividend equivalent award or a performance award generally will not recognize taxable income at the time of grant. However, at the time such an award is paid, whether in cash or in shares of common stock, the participant will recognize ordinary income equal to the value received.

Tax Deductions and Section 162(m) of the Code.  Except as otherwise described above with respect to incentive stock options, we generally should be entitled to a federal income tax deduction when and for the same amount the recipient recognizes as ordinary income, subject to the limitations of Section 162(m) of the Code with respect to compensation paid to certain “covered employees.” Under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1 million in any one year. The Section 162(m) deduction limit, however, does not apply to certain “performance-based compensation” as provided for by the Code and established by an independent compensation committee. In particular, stock options and SARs will satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the underlying plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the exercise price or base price is not less than the fair market value of the stock subject to the award on the grant date). Other awards granted under the 2008 Plan may be “qualified performance-based compensation” for purposes of Section 162(m), if such awards are granted or vest based upon the achievement of one or more pre-established objective performance goals using one of the performance criteria described previously.

The 2008 Plan is structured in a manner that is intended to provide the administrator with the ability to provide awards that satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code where appropriate. If the administrator determines that it is in the company’s best interests to make use of such awards, we believe that the remuneration attributable to those awards will not be subject to the $1 million limitation. We have not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue. This discussion will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting a contrary position.

Section 409A of the Code.  Certain awards under the 2008 Plan may be considered “non-qualified deferred compensation” for purposes of Section 409A of the Code, which imposes certain additional requirements regarding the payment of deferred compensation. Generally, if at any time during a taxable year a non-qualified deferred compensation plan fails to meet the requirements of Section 409A, or is not operated in accordance with those requirements, all amounts deferred under the non-qualified deferred compensation plan for the taxable year and all preceding taxable years, by or for any participant with respect to whom the failure relates, are includible in the gross income of the participant for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Section 409A, the amount also is subject to interest and an additional income tax. The interest imposed is equal to the interest at the underpayment rate plus one percentage point, imposed on the underpayments that would have occurred had the compensation been includible in income for the taxable year when first deferred, or if later, when not subject to a substantial risk of forfeiture. The additional income tax is equal to 20% of the compensation required to be included in gross income.

Vote Required

Adoption of the 2008 Plan requires an affirmative vote of the holders of a majority of the shares of common stock cast on such proposal, in person or by proxy, provided that there is a quorum of stockholders represented at the Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that stockholders vote FOR the adoption of the Superior Bancorp 2008 Incentive Compensation Plan.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

General

Our independent registered public accounting firm for the fiscal year ended December 31, 2006 was Carr, Riggs & Ingram, LLC (“Carr Riggs”). On August 10, 2007, the Audit Committee determined not to reengage Carr Riggs as the independent registered public accounting firm to audit Superior Bancorp’s financial statements. Carr Riggs’ reports on the Superior Bancorp’s financial statements for the preceding two years did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that Carr Riggs’ report dated March 16, 2006, that was included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which was filed with the Securities and Exchange Commission on March 16, 2006, expressed an opinion that Superior Bancorp and its subsidiaries had not maintained effective internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. During Superior Bancorp’s two most recent fiscal years and the subsequent interim periods preceding Carr Riggs’ dismissal, there have been no disagreements with Carr Riggs on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Carr Riggs, would have caused Carr Riggs to make reference to the subject matter of the disagreements in connection with its reports on Superior Bancorp’s financial statements. Carr Riggs’ report dated March 16, 2007, that was included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which was filed with the Securities and Exchange Commission on March 16, 2007, expressed an unqualified opinion on the effectiveness of the Company’s and subsidiaries’ internal control over financial reporting as of December 31, 2006.

On August 10, 2007, the Audit Committee engaged Grant Thornton LLP (“Grant Thornton”) to serve as the independent registered public accounting firm to audit our financial statements. During Superior Bancorp’s two most recent fiscal years and the subsequent interim periods preceding the engagement of Grant Thornton, Superior Bancorp has not consulted with Grant Thornton regarding either (i) the application of accounting principles to a completed or proposed specified transaction or the type of audit opinion that might be rendered on Superior Bancorp’s financial statements, or (ii) any matter that was the subject of a disagreement with Carr Riggs or a reportable event as described in Item 304(a)(1)(v) of the Securities and Exchange Commission’s Regulation S-K.

The Audit Committee has not yet made a recommendation to the Board of Directors concerning the appointment of an independent registered public accounting firm to audit our financial statements for the current fiscal year ending December 31, 2008. Management expects representatives from Grant Thornton to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

Audit Fees

The aggregate fees (including reimbursable expenses) paid to Grant Thornton for professional services rendered for the audit of Superior Bancorp’s financial statements for the fiscal year ended December 31, 2007 and for the reviews of the financial statements for Superior Bancorp’s Quarterly Report on Form 10-Q for the third quarter of 2007 were $288,013. The aggregate fees (including reimbursable expenses) paid to Carr Riggs for professional services rendered for the audit of Superior Bancorp’s financial statements for the fiscal year ended December 31, 2006 and for the reviews of the financial statements for Superior Bancorp’s Quarterly Reports on Form 10-Q for 2006 were $585,710.

Audit Related Fees

The aggregate “audit related fees” (including reimbursable expenses) paid to Grant Thornton for the fiscal year ended December 31, 2007 were $60,000. The aggregate “audit related fees (including reimbursable expenses) paid to Carr Riggs for the fiscal year ended December 31, 2006 were $198,444. Audit related fees primarily consist of fees relating to benefit plan audits.

Tax Fees

The aggregate tax fees paid to Grant Thornton for the fiscal year ended December 31, 2007 were $58,000, and the aggregate tax fees paid to Carr Riggs for the fiscal year ended December 31, 2006 were $15,000.

All Other Fees

The aggregate fees paid to Grant Thornton and Carr Riggs for all other services rendered to Superior Bancorp, other than services described above, were $0 for the fiscal years ended December 31, 2007 and 2006, respectively.

Pre-Approval Policies

The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors. These services may include audit services, audit related services, tax services and other services. The Audit Committee pre-approved all of the services for the audit fees described above. The Audit Committee regularly monitors the services provided by the independent auditors for both audit and non-audit services. None of the services described above were approved by the Audit Committee pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

The Audit Committee has considered whether the provision of the services covered above is compatible with maintaining our external auditor’s independence and has concluded that it is.

REPORT OF THE AUDIT COMMITTEE (1)

The members of the Audit Committee are “independent directors”, as defined under NASDAQ Rule 4200, and meet the standards required by Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. Two members of the Audit Committee are “audit committee financial experts” under the Rules of the Securities and Exchange Commission. The Audit Committee oversees Superior Bancorp’s financial reporting process and internal controls on behalf of the Board of Directors and is responsible for the appointment, retention, oversight and compensation of the company’s independent auditors and the approval of services they perform. Management has the primary responsibility for establishing and maintaining systems of internal controls and for the preparation of the financial statements and other financial information included in Superior Bancorp’s Annual Report. In fulfilling its oversight responsibilities, the Audit Committee reviewed the consolidated financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles, generally accepted in the United States, their judgments as to the quality, not just the acceptability, of Superior Bancorp’s accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States. In addition, the Audit Committee has discussed with the independent auditors their independence from management and Superior Bancorp, including the matters in the written disclosures required by the Independence Standards Board.

The Audit Committee discussed with Superior Bancorp’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Superior Bancorp’s internal controls, and the overall quality of Superior Bancorp’s financial reporting.

(1) The information under this caption is not “soliciting material” or material “filed” with the SEC, except (a) as otherwise required by the rules of the SEC or (b) as we may specifically so request or specifically incorporate it by reference in a filing with the SEC.

Based on the Audit Committee’s discussions with management and the independent auditors, as described above, and upon its review of the representations of management and the report of the independent auditors, the Audit Committee recommended to the Board of Directors that Superior Bancorp’s audited consolidated financial statements be included in the annual report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the SEC.

The foregoing report is submitted by the following directors of Superior Bancorp, comprising all of the members of the Audit Committee of the Board of Directors as of December 31, 2007.

Roger Barker, Chairman
Thomas E. Jernigan, Jr.
James C. White, Sr.

STOCKHOLDER PROPOSALS FOR
NEXT ANNUAL MEETING OF STOCKHOLDERS

Any proposals that our stockholders wish to have included in our proxy statement and form of proxy for the 2009 annual meeting of stockholders must be received by us no later than the close of business on November 24, 2008. You may also submit a proposal for presentation at the annual meeting of stockholders to be held in 2009, but not to have the proposal included in our proxy statement and form of proxy relating to that meeting. If notice of any such proposal is not received by us by the close of business on February 7, 2009, then we will not address the proposal in our proxy statement relating to that meeting, and all proxies solicited and received by the Board of Directors will be deemed to have confirmed discretionary authority to vote on any such proposal. Any proposals should be sent to:

Superior Bancorp.
17 North 20th Street
Birmingham, Alabama 35203
Attention: Corporate Secretary

OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors does not know of any business which will be presented for consideration at the Annual Meeting other than that specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are presented, it is the intention of the persons designated as proxies to vote in accordance with their judgments on such matters.

Please SIGN, DATE and RETURN the enclosed Proxy promptly.

By Order of the Board of Directors,

William H. Caughran
Secretary

Birmingham, Alabama
March 24, 2008

ANNEX A

PROPOSED AMENDMENT TO ARTICLE IV, SECTION 4.1 AND SECTION 4.4 OF
THE RESTATED CERTIFICATE OF INCORPORATION OF SUPERIOR BANCORP, AS
APPROVED BY THE BOARD OF DIRECTORS AS OF MARCH 6, 2008

RESOLVED, that, subject to the approval by the affirmative vote of the holders of a majority of the issued and outstanding common stock of the Corporation at the 2008 Annual Meeting of Stockholders of the Corporation, (a) the first paragraph of Article IV, Section 4.1 of the Restated Certificate of Incorporation of the Corporation shall be amended, and (b) a new Section 4.4 shall be added to Article IV of the Restated Certificate of Incorporation of the Corporation, to read, respectively, as follows:

Section 4.1  Authorization of Capital.  Effective at 11:59 p.m., Eastern Time, on the filing date of this Certificate of Amendment of Restated Certificate of Incorporation of the Corporation (the “Effective Time”), the total number of shares of all classes of capital stock which the Corporation shall have authority to issue shall be Twenty Million (20,000,000) shares, comprising Fifteen Million (15,000,000) shares of Common Stock, with a par value of $.001 per share, and Five Million (5,000,000) shares of Preferred Stock, with a par value of $.001 per share, as the Board of Directors may decide to issue pursuant to Section 4.3, which constitutes a total authorized capital of all classes of capital stock of Twenty Thousand Dollars ($20,000.00).

Section 4.4  Reverse Stock Split.  As of the Effective Time (as defined in Section 4.1 hereof), a one-for-four reverse stock split of the Common Stock shall become effective, such that every four shares of Common Stock outstanding (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of Common Stock automatically and without any further action by the holder thereof upon the Effective Time, and shall represent one share of Common Stock from and after the Effective Time. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional share to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the product of (a) the average of the closing prices of the Common Stock as reported on the Nasdaq Global Market or other principal market of the Common Stock for each of the five trading days immediately preceding the Effective Time, and (b) four. Following the Effective Time, each holder of Common Stock shall be entitled to receive, upon surrender to the Corporation of certificates representing Common Stock prior to the combination and reclassification described herein (“Old Certificates”), a certificate or certificates representing the number of shares held by such holder after such combination and reclassification (“New Certificates”). From and after the Effective Time, Old Certificates shall represent only the right to receive New Certificates.

A-1

ANNEX B

PROPOSED SUPERIOR BANCORP 2008 INCENTIVE COMPENSATION PLAN

Superior Bancorp, a Delaware corporation (the “Company”), by resolution of its Board of Directors, hereby adopts the Superior Bancorp 2008 Incentive Compensation Plan (the “Plan”). The Plan will become effective upon the approval of the Company’s stockholders (the “Effective Date”).

The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of its directors, officers and employees to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of directors, officers and employees upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE I

DEFINITIONS

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

1.1.  “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article X.

1.2.  “Award” shall mean an Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award, a Dividend Equivalents Award, a Stock Appreciation Right or an Other Stock-Based Award, which may be awarded or granted under the Plan (collectively, “Awards”).

1.3.  “Award Agreement” shall mean a written agreement executed by an authorized officer of the Company and the Holder which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

1.4.  “Award Limit” shall mean 120,000 shares of Common Stock for grants to any individual in any calendar year as adjusted pursuant to Section 11.3.

1.5.  “Board” shall mean the Board of Directors of the Company.

1.6.  “Change in Control” shall mean the occurrence of any of the following transactions or events occurring on or after the Effective Date:

(a) a merger, consolidation or other corporate reorganization of the Company in which the Company does not survive, or, if it survives, the shareholders of the Company before such transaction do not own more than 50% of, respectively: (i) the common stock of the surviving entity, and (ii) the combined voting power of any other outstanding securities entitled to vote on the election of directors of the surviving entity;

(b) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section l3(d)(3) or l4(d)(2) of the Exchange Act of beneficial ownership of 25% or more of either: (i) the then outstanding shares of Common Stock of the Company, or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that neither of the following shall constitute a Change in Control:

(A) any acquisition by the Company, any of its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, or

(B) any acquisition by any corporation, entity, or group, if, following such acquisition, more than 50% of the then outstanding voting rights of such corporation, entity or group are owned, directly or indirectly, by all or substantially all of the persons who were the owners of the Common Stock of the Company immediately prior to such acquisition;

(c) individuals who, as of the effective date of the Plan, constitute the Board of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to such date, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-l 1 of Regulation l4A promulgated under the Exchange Act; or

(d) approval by the shareholders of the Company of:

(i) a complete liquidation or dissolution of the Company, or

(ii) the sale or other disposition of all or substantially all the assets of the Company, other than to a corporation, with respect to which immediately following such sale or other disposition more than 50%, respectively, of the then outstanding shares of common stock of such corporation, and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock of the Company, and the outstanding voting securities of the Company immediately prior to such sale or other disposition, in substantially the same proportions as their ownership, immediately prior to such sale or disposition, of the outstanding Common Stock of the Company and outstanding securities of the Company, as the case may be.

1.7.  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.8.  “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 10.1.

1.9.  “Common Stock” shall mean the common stock of the Company, par value $0.001 per share.

1.10.  “Company” shall mean Superior Bancorp., a Delaware corporation.

1.11.  “Covered Employee” shall mean any Employee who is, or the Committee determines could be, a “covered employee” within the meaning of Section 162(m) of the Code.

1.12.  “Director” shall mean a member of the Board.

1.13.  “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Section 8.3 of the Plan.

1.14.  “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

1.15.  “Effective Date” shall mean the date the Plan is approved by the Company’s stockholders.

1.16.  “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any Subsidiary.

1.17.  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

1.18.  “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(a) If the Common Stock is listed on any established stock exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market) or any national market system, including without limitation any market system of The NASDAQ Stock Market, the value of a share of Common Stock shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date, or if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is regularly quoted by a recognized securities dealer but closing sales prices are not reported, the value of a share of Common Stock shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on the date in question, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, the value of a share of Common Stock shall be established by the Administrator in good faith.

1.19.  “Fiscal Year” means the fiscal year of the Company.

1.20.  “Full Value Award” means any Award other than an Option or a Stock Appreciation Right.

1.21.  “Holder” shall mean a person who has been granted an Award.

1.22.  “Incentive Stock Option” shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.

1.23.  “Non-Employee Director” shall mean a member of the Board who is not an Employee.

1.24.  “Non-Qualified Stock Option” shall mean an Option which is not designated as an Incentive Stock Option by the Administrator.

1.25.  “Option” shall mean a stock option granted under Article IV of the Plan. An Option granted under the Plan shall, as determined by the Administrator, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors shall be Non-Qualified Stock Options.

1.26.  “Other Stock-Based Award” shall have the meaning set forth in Section 8.5 of the Plan.

1.27.  “Performance Award” shall mean a performance or incentive award that is denominated in stock and is paid in cash, Common Stock or a combination of both, awarded under Section 8.2 of the Plan.

1.28.  “Performance Criteria” means the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a) The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings (either before or after (A) interest, (B) taxes, (C) depreciation and (D) amortization), (ii) gross or net sales or revenue, (iii) net income (either before or after taxes), (iv) operating profit, (v) cash flow (including, but not limited to, operating cash flow and free cash flow), (vi) return on assets, (vii) return on capital, (viii) return on stockholders’ equity, (ix) return on sales, (x) gross or net profit or operating margin, (xi) costs, (xii) funds from operations, (xiii) expense, (xiv) working capital, (xv) earnings per share, and (xvi) price per share of Common Stock, (xvii) regulatory ratings, (xviii) market share, (xix) growth in loans and/or other assets, (xx) growth in deposits and (xxi) various measures of credit quality, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group.

(b) The Committee may, in its discretion, at the time of grant, specify in the Award that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; or (viii) items related to discontinued operations that do not qualify as a segment of a business under United States generally accepted accounting principles (“GAAP”).

1.29.  “Performance Goals” means, for a Performance Period, one or more goals established in writing by the Committee for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The achievement of each Performance Goal shall be determined in accordance with GAAP to the extent applicable.

1.30.  “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, a Performance Award.

1.31.  “Plan” shall mean the Superior Bancorp 2008 Incentive Compensation Plan, as amended from time to time.

1.32.  “Prior Award” shall mean a stock option, restricted stock or other stock award granted under any Prior Plan.

1.33.  “Prior Plan” shall mean the Third Amended and Restated 1998 Stock Incentive Plan of The Banc Corporation, as amended from time to time.

1.34.  “Restricted Stock” shall mean Common Stock awarded under Article VII of the Plan that is subject to repurchase or forfeiture.

1.35.  “Restricted Stock Units” shall mean rights to receive Common Stock or its cash equivalent awarded under Section 8.4.

1.36.  “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time.

1.37.  “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

1.38.  “Stock Appreciation Right” shall mean a stock appreciation right granted under Article IX of the Plan.

1.39.  “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

1.40.  “Subsidiary Corporation” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.41.  “Substitute Award” shall mean an Award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

1.42.  “Termination of Directorship” shall mean the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement. The Administrator, in its discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Non-Employee Directors.

1.43.  “Termination of Employment” shall mean the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, with or without cause, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where there is a simultaneous reemployment or continuing employment of a Holder by the Company or any Subsidiary.

The Administrator, in its discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, without limitation, the question of whether a Termination of Employment resulted from a discharge for cause; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship shall be deemed to be terminated in the event that the Subsidiary employing such Holder ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE II

SHARES SUBJECT TO PLAN

2.1.  Shares Subject to Plan.

(a) Subject to Section 11.3 and Section 2.1(b), the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Awards under the Plan shall be 1,200,000 shares (the “Initial Authorized Shares”). Notwithstanding the preceding sentence, the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Full Value Awards under the Plan shall not exceed 360,000 shares.

(b) To the extent that an Award under the Plan or a Prior Award under the Prior Plan terminates, expires, is settled in cash, lapses or is forfeited for any reason, any shares of Common Stock then subject to such Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Common Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Common Stock available for grant pursuant to this Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 2.1(b), no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code. In addition, the following shares of Common Stock shall not become available for purposes of the Plan: (1) shares of Common Stock previously owned or acquired by the Holder that are delivered to the Company, or withheld from an Award, to pay the exercise price, (2) shares of Common Stock that are delivered or withheld for purposes of satisfying a tax withholding obligation, or (3) shares of Common Stock reserved for issuance upon the grant of a SAR that exceed the number of shares actually issued upon exercise.

2.2.  Stock Distributed.  Any Common Stock distributed pursuant to an Award shall consist, in whole or in part, of authorized and unissued Common Stock, shares of Common Stock held in treasury or shares of Common Stock purchased on the open market.

2.3.  Limitation on Number of Shares Subject to Awards.  Notwithstanding any provision in the Plan to the contrary, and subject to Article XI, the maximum number of shares of Common Stock with respect to one or more Awards that may be granted to any one Employee during any calendar year shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares subject to Awards which are canceled shall continue to be counted against the Award Limit.

ARTICLE III

GRANTING OF AWARDS

3.1.  Award Agreement.  Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Awards intended to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code) shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

3.2.  Provisions Applicable to Section 162(m) Performance-Based Compensation.

(a) The Committee, in its discretion, may determine whether an Award is to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code).

(b) Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to a Covered Employee, including Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals and any performance or incentive award described in Article VIII that vests or becomes exercisable or payable upon the attainment of one or more specified Performance Goals.

(c) To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles VII and VIII which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any Performance Period (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Covered Employees, (ii) select the Performance Criteria applicable to the Performance Period (including any applicable adjustments), (iii) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Criteria and the performance targets and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable performance targets have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

(d) Furthermore, notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code) shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation (as described in Section 162(m)(4)(C) of the Code), and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

(e) The maximum aggregate amount of all Awards intended to qualify as performance-based compensation during any calendar year shall not exceed the Award Limit. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award payable to a Covered Employee shall be determined on the basis of GAAP.

3.3.  Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.4.  At-Will Employment.  Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of the Company or any Subsidiary, or as a Director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the Holder and the Company and any Subsidiary.

ARTICLE IV

GRANTING OF OPTIONS TO EMPLOYEES AND NON-EMPLOYEE DIRECTORS

4.1.  Eligibility.  Any Employee or Non-Employee Director selected by the Administrator pursuant to Section 4.4(a) shall be eligible to be granted an Option.

4.2.  Disqualification for Stock Ownership.  No person may be granted an Incentive Stock Option under the Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary Corporation or parent corporation (as defined in Section 424(e) of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

4.3.  Qualification of Incentive Stock Options.  No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or a Subsidiary Corporation.

4.4.  Granting of Options.

(a) Options may be awarded to any Employee or Non-Employee Director who the Administrator determines should receive such an Award. The Administrator shall in its discretion, and, subject to applicable limitations of the Plan:

(i) Subject to the Award Limit, determine the number of shares to be subject to such Options granted;

(ii) Subject to Section 4.2 and Section 4.3, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options; and

(iii) Determine the terms and conditions of such Options, consistent with the Plan.

(b) Upon the selection of an Employee or Non-Employee Director to be granted an Option, the Administrator shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate.

(c) Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code.

ARTICLE V

TERMS OF OPTIONS

5.1.  Option Price.  The price per share of Common Stock subject to each Option granted to Employees and Non-Employee Directors shall be set by the Administrator; provided, however, that:

(a) Except in the case of an Option that is a Substitute Award, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or, in the case of Incentive Stock Options, the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code); and

(b) In the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary Corporation or parent corporation thereof (as defined in Section 424(e) of the Code), such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code); and

5.2.  Option Term.  The term of an Option granted to an Employee or Non-Employee Director shall be set by the Administrator in its discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date the Option is granted if the Option is an Incentive Stock Option granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary Corporation or parent corporation thereof (as defined in Section 424(e) of the Code). Except as limited by requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Option in connection with any Termination of Employment or Termination of Directorship of the Holder, or amend any other term or condition of such Option relating to such a Termination of Employment or Termination of Directorship.

5.3.  Option Vesting.

(a) The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. At any time after grant of an Option, the Administrator may, in its discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(b) A Option is exercisable only while the Holder is an Employee or Non-Employee Director, as applicable; provided, however, that the Administrator in its discretion may provide that the Option may be exercised subsequent to a Termination of Employment or Termination of Directorship, as applicable, following a Change in Control or because of the Holder’s retirement, death or disability or termination without cause, or otherwise.

(c) To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any Subsidiary Corporation or parent corporation thereof (as defined in Section 424(e) of the Code), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted. For purposes of this Section 5.3(c), the fair market value of stock shall be determined as of the time the Option or other “incentive stock options” with respect to such stock is granted.

ARTICLE VI

EXERCISE OF OPTIONS

6.1.  Partial Exercise.  An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

6.2.  Manner of Exercise.  All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. Such rules may provide that for administrative convenience an Option may not be exercised during such period (not exceeding 10 days) as is specified in advance by the Administrator. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b) Such representations and documents as the Administrator, in its discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 11.1 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option; and

(d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Administrator may, in its discretion, (i) allow payment, in whole or in part, through the delivery of shares of Common Stock which have been owned by the Holder for at least six months, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (ii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (iv) allow payment, in whole or in part, through the delivery of a notice that the Holder has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and the broker timely pays a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or (v) allow payment through any combination of the consideration provided in the foregoing subparagraphs (i), (ii), (iii) and (iv); provided, however, that the payment in the manner prescribed in the preceding paragraphs shall not be permitted to the extent that the Administrator determines that payment in such manner shall result in an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal or an extension of credit in the form of a personal loan to or for any Director or executive officer of the Company that is prohibited by Section 13(k) of the Exchange Act or other applicable law.

6.3.  Conditions to Issuance of Stock Certificates.  The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b) The completion of any registration or other qualification of such shares under any federal, state or foreign law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any federal, state or foreign governmental agency which the Administrator shall, in its discretion, determine to be necessary or advisable;

(d) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and

(e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which in the discretion of the Administrator may be in the form of consideration used by the Holder to pay for such shares under Section 6.2(d).

6.4.  Rights as Stockholders.  Holders shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such Holders.

6.5.  Ownership and Transfer Restrictions.  The Administrator, in its discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Award Agreement and may be referred to on the certificates evidencing such shares. The Holder shall give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.

6.6.  Additional Limitations on Exercise of Options.  Holders may be required to comply with any timing or other restrictions with respect to the settlement or exercise of an Option, including a window-period limitation, as may be imposed in the discretion of the Administrator.

ARTICLE VII

AWARD OF RESTRICTED STOCK

7.1.  Eligibility.  Subject to the Award Limit, Restricted Stock may be awarded to any Employee or Non-Employee Director who the Administrator determines should receive such an Award.

7.2.  Award of Restricted Stock.

(a) The Administrator may from time to time, in its discretion:

(i) Select from among the Employees or Non-Employee Directors (including Employees or Non-Employee Directors who have previously received Awards under the Plan) such of them as in its opinion should be awarded Restricted Stock; and

(ii) Determine the purchase price, if any, and other terms and conditions applicable to such Restricted Stock, consistent with the Plan.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the minimum amount required by applicable state law.

(c) Upon the selection of an Employee or Non-Employee Director to be awarded Restricted Stock, the Administrator shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

7.3.  Rights as Stockholders.  Subject to Section 7.4, upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 7.5, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the discretion of the Administrator, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 7.4.

7.4.  Restriction.  All shares of Restricted Stock issued under the Plan (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions as the Administrator shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment or directorship with the Company, Company performance and individual performance; provided, however, by action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire. A Holder’s rights in unvested Restricted Stock shall lapse, and such Restricted Stock shall be surrendered to the Company without consideration, upon Termination of Employment or Termination of Directorship, as applicable; provided, however, that the Administrator in its discretion may provide that such rights shall not lapse in the event of a Termination of Employment or Termination of Directorship, as applicable, following a Change in Control or because of the Holder’s retirement, death or disability or termination without cause, or otherwise.

7.5.  Escrow.  The Secretary of the Company or such other escrow holder as the Administrator may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

7.7.  Legend.  In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Administrator shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Award Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

7.8.  Section 83(b) Election.  If a Holder makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.

ARTICLE VIII

PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, , RESTRICTED STOCK UNITS, OTHER STOCK-BASED AWARDS

8.1.  Eligibility.  Subject to the Award Limit, one or more Performance Awards, Dividend Equivalent Awards, Restricted Stock Unit Awards and/or Other Stock-Based Awards may be granted to any Employee or Non-Employee Director whom the Administrator determines should receive such an Award.

8.2.  Performance Awards.  Any Employee or Non-Employee Director selected by the Administrator may be granted one or more Performance Awards. The value of such Performance Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Employee or Non-Employee Director.

8.3.  Dividend Equivalents.  Any Employee or Non-Employee Director selected by the Administrator may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date a Full Value Award is granted and the date such Full Value Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.

8.4.  Restricted Stock Units.  Any Employee or Non-Employee Director selected by the Administrator may be granted an award of Restricted Stock Units in the manner determined from time to time by the Administrator. The Administrator is authorized to make awards of Restricted Stock Units in such amounts and subject to such terms and conditions as determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, and may specify that such Restricted Stock Units become fully vested and nonforfeitable pursuant to the satisfaction of one or more Performance Goals or other specific performance goals as the Administrator determines to be appropriate at the time of the grant, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall specify the distribution dates applicable to each award of Restricted Stock Units which shall be no earlier than the vesting dates or events of the award and may be determined at the election of the Employee or Non-Employee Director, subject to compliance with Section 409A of the Code. Payment of Restricted Stock Units shall be in cash, in Common Stock or a combination of both, as determined by the Administrator.

8.5.  Other Stock-Based Awards.  Any Employee or Non-Employee Director selected by the Administrator may be granted an Other Stock-Based Award (as hereinafter defined) in the manner determined from time to time by the Administrator. An Other Stock-Based Award means any other type of equity-based or equity-related Award not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amount and subject to such terms and conditions as the Administrator shall determine. Such Awards may involve the transfer of actual shares of Common Stock, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

8.6.  Termination of Employment or Termination of Directorship.  A Performance Award, Dividend Equivalent Award, Restricted Stock Unit Award and/or Other Stock-Based Award is exercisable or distributable only while the Holder is an Employee or Non-Employee Director, as applicable; provided, however, that the Administrator in its discretion may provide that the Award may be exercised or distributed subsequent to a Termination of Employment or Termination of Directorship, as applicable, following a Change in Control or because of the Holder’s retirement, death or disability or termination without cause, or otherwise.

ARTICLE IX

STOCK APPRECIATION RIGHTS

9.1.  Grant of Stock Appreciation Rights.  A Stock Appreciation Right may be granted to any Employee or Non-Employee Director selected by the Administrator. A Stock Appreciation Right may be granted: (a) in connection and simultaneously with the grant of an Option, or (b) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement.

9.2.  Coupled Stock Appreciation Rights.

(a) A Coupled Stock Appreciation Right (“CSAR”) shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

(b) A CSAR may be granted to the Holder for no more than the number of shares subject to the simultaneously granted Option to which it is coupled.

(c) A CSAR shall entitle the Holder (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying (i) the difference obtained by subtracting the exercise price per share of the CSAR from (ii) the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Administrator may impose.

9.3.  Independent Stock Appreciation Rights.

(a) An Independent Stock Appreciation Right (“ISAR”) shall be unrelated to any Option and shall have a term set by the Administrator in its discretion; provided, however, that the term shall not be more than ten (10) years from the date the ISAR is granted. An ISAR shall be exercisable in such installments as the Administrator may determine. An ISAR shall cover such number of shares of Common Stock as the Administrator may determine The exercise price per share of Common Stock subject to each ISAR shall be set by the Administrator; provided, that such exercise price per share shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the ISAR is granted. An ISAR is exercisable only while the Holder is an Employee or Non-Employee Director; provided, that the Administrator may provide that ISARs may be exercised following a Termination of Employment, or Termination of Directorship, as applicable, or following a Change in Control, or because of the Holder’s retirement, death or disability or termination without cause, or otherwise.

(b) An ISAR shall entitle the Holder (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by (ii) the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Administrator may impose.

9.4.  Payment and Limitations on Exercise.

(a) Payment of the amounts determined under Section 9.2(c) and 9.3(b) above shall be in cash, shares of Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock issuable upon the exercise of any Stock Appreciation Right prior to fulfillment of the conditions set forth in Section 6.3 above.

(b) Holders of Stock Appreciation Rights may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right, including a window-period limitation, as may be imposed in the discretion of the Administrator.

ARTICLE X.

ADMINISTRATION

10.1.  Committee.  The Committee shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to (a) be independent under rules promulgated by a securities exchange on which the Company’s Common Stock is listed and (b) qualify as both a “non-employee director” as defined by Rule 16b-3 and an “outside director” for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

10.2.  Duties and Powers of Committee.  It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules, and to amend any Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the discretion of the Committee. The Board or the Committee may in its discretion, and consistent with applicable law, delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to Awards to be granted to individuals who are (i) not subject to the reporting requirements of Section 16 of the Exchange Act, and (ii) not Covered Employees.

10.3.  Majority Rule; Unanimous Written Consent.  The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

10.4.  Compensation; Professional Assistance; Good Faith Actions.  Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Holders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

ARTICLE XI

MISCELLANEOUS PROVISIONS

11.1.  Transferability of Awards.

(a) Except as otherwise provided in Section 11.1(b):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii) During the lifetime of the Holder, only the Holder may exercise an Option or other Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Option or other Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b) Notwithstanding Section 11.1(a), the Administrator, in its discretion, may determine to permit a Holder to transfer a Non-Qualified Stock Option to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) a Non-Qualified Stock Option transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) any Non-Qualified Stock Option which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Non-Qualified Stock Option as applicable to the original Holder (other than the ability to further transfer the Non-Qualified Stock Option); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer. For purposes of this Section 11.1(b), “Permitted Transferee” shall mean, with respect to a Holder, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons (or the Holder) control the management of assets, and any other entity in which these persons (or the Holder) own more than fifty percent of the voting interests, or any other transferee specifically approved by the Administrator after taking into account any federal, state, local and foreign tax and securities laws applicable to transferable Non-Qualified Stock Options.

11.2.  Amendment, Suspension or Termination of the Plan.  Except as otherwise provided in this Section 11.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board, or the Compensation Committee of the Board. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 11.3, (i) increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under the Plan, (ii) decrease the exercise price of any outstanding Option or Stock Appreciation Right granted under the Plan, or (iii) result in a material change in eligibility requirements. Except as provided in Section 11.12, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the first to occur of the following events:

(a) The expiration of ten (10) years from the date the Plan is adopted by the Board; or

(b) The expiration of ten (10) years from the date the Plan is first approved by the Company’s stockholders.

11.3.  Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) Subject to Section 11.3(d), in the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the Common Stock, then the Administrator shall equitably adjust any or all of the following in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award:

(i) The number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, without limitation, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued under the Plan, adjustments of the Award Limit, and adjustments of the manner in which shares subject to Full Value Awards will be counted);

(ii) The number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; and

(iii) The grant or exercise price with respect to any Award.

(b) Subject to Section 11.3(d), in the event of any transaction or event described in Section 11.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested, to authorize a cash payment to the Holder of an Option or SAR in an amount equal to the amount that could have been attained upon the exercise of the Option or SAR, or to cancel for no consideration an Option that upon exercise would not yield a positive benefit for the Holder;

(ii) To provide for the replacement of such Award with other rights or property selected by the Administrator in its discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(iii) To provide that the Award cannot vest, be exercised or become payable after such event;

(iv) To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 5.3 or the provisions of such Award;

(v) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(vi) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant, exercise or purchase price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future; and

(vii) To provide that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of Restricted Stock, Restricted Stock Units or Other Stock-Based Awards may be terminated, and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to forfeiture under Section 7.4 after such event.

(c) Subject to Sections 11.3(d) and 3.2, the Administrator may, in its discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company.

(d) With respect to Awards which are granted to Covered Employees and are intended to qualify as performance-based compensation under Section 162(m)(4)(C), no adjustment or action described in this Section 11.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify under Section 162(m)(4)(C), or any successor provisions thereto. No adjustment or action described in this Section 11.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Award shall always be rounded down to the next whole number.

(e) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(f) No action shall be taken under this Section 11.3 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

11.4.  Approval of Plan by Stockholders.  The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. No Awards may be granted or awarded prior to such stockholder approval. In addition, if the Board determines that Awards other than Options or Stock Appreciation Rights which may be granted to Covered Employees should continue to be eligible to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code, the Performance Criteria must be disclosed to and approved by the Company’s stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the Company’s stockholders previously approved the Plan.

11.5.  Tax Withholding.  The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of this Plan. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow a Holder to elect to have the Company withhold shares of Common Stock otherwise issuable under an Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Holder of such Award within six months (or such other period as may be determined by the Administrator) after such shares of Common Stock were acquired by the Holder from the Company) in order to satisfy the Holder’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

11.6.  Prohibition on Repricing.  Subject to Section 11.3, the Administrator shall not, without the approval of the stockholders of the Company, authorize the amendment of any outstanding Award to reduce its price per share. Furthermore, no Award shall be canceled and replaced with the grant of an Award having a lesser price per share without the further approval of stockholders of the Company. Subject to Section 11.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

11.7.  Forfeiture Provisions.  Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written instrument, that: (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Common Stock underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Employment or Termination of Directorship occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Holder incurs a Termination of Employment or Termination of Directorship for “cause” (as such term is defined in the discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder).

11.8.  Effect of Plan upon Other Compensation Plans.  The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

11.9.  Compliance with Laws.  The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to federal, state and foreign securities law and margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

11.10.  Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

11.11.  Governing Law.  The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

11.12.  Section 409A.  To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

SUPERIOR BANCORP
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 23, 2008

VOTE BY INTERNET	VOTE BY TELEPHONE	VOTE BY MAIL

https://www. proxyvotenow.com/supr	1-866-388-1533

Use the Internet to transmit your voting instructions up until 11:59 p.m., Eastern Time, the day before the Annual Meeting date. Have your proxy card in hand when you access the web site and follow the instructions to create an electronic voting form.
	Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, the day before the Annual Meeting date. Have your proxy card in hand when you call and then follow the instructions.	Mark, sign and date this proxy card and return it in the postage-paid envelope provided.
The undersigned hereby appoints C. Stanley Bailey and C. Marvin Scott, either one of whom may act without joinder of the other, with full power of substitution and ratification, attorneys-in-fact and Proxies of the undersigned to vote all shares of common stock of Superior Bancorp which the undersigned is entitled to vote at the 2008 Annual Meeting of Stockholders to be held at 10:00 a.m. Central Daylight Time on Wednesday, April 23, 2008, at Superior Bancorp’s principal executive offices at 17 North 20th Street, Birmingham, Alabama 35203, and at any and all adjournments thereof:
1.	ELECTION OF DIRECTORS. To elect as directors for a term expiring at the 2009 Annual Meeting of Stockholders the following individuals:

C. Stanley Bailey	James Mailon Kent, Jr.	John C. Metz	Charles W. Roberts, III
Roger D. Barker	Mark A. Lee	D. Dewey Mitchell	C. Marvin Scott
Rick D. Gardner	James M. Link	Barry Morton	James C. White, Sr.
Thomas E. Jernigan, Jr.	Peter L. Lowe	Robert R. Parrish, Jr.

☐	FOR all of the nominees except	☐	WITHHOLD AUTHORITY as to all nominees
as marked in the space below
INSTRUCTIONS: To withhold vote for any individual(s) nominated as Directors in Item 1 above write names below:
(Continued and to be signed on other side)

(Continued from other side)
2.	AMENDMENT TO EFFECT A 1-FOR-4 REVERSE STOCK SPLIT AND DECREASE AUTHORIZED CAPITAL STOCK. To amend Superior Bancorp’s Restated Certificate of Incorporation to effect a 1-for-4 reverse stock split of common stock and decrease the number of authorized shares of common stock to 15 million shares.
☐ FOR           ☐ AGAINST           ☐ ABSTAIN
3.	APPROVAL OF THE 2008 INCENTIVE COMPENSATION PLAN. To approve the Superior Bancorp 2008 Incentive Compensation Plan.
☐ FOR           ☐ AGAINST           ☐ ABSTAIN
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS INDICATED, THE SHARES WILL BE VOTED FOR ALL DIRECTOR NOMINEES AND FOR ALL PROPOSALS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE DIRECTOR NOMINEES AND FOR ALL PROPOSALS.

Dated: , 2008

(Print Name)

(Signature of Stockholder(s)

PLEASE DATE, SIGN AND RETURN THIS PROXY TO SUPERIOR BANCORP IN THE ENCLOSED ENVELOPE. THANK YOU.